                                                     Registration No. 333-64463
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                             AMENDMENT NO. 2
                                      ON
                                   FORM S-3
                                      TO

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------

  United Rentals, Inc.                     Delaware                               7353                              06-1522496
 United Rentals Trust I                    Delaware                               7353                              06-6464494
(Exact name of Registrant        (State or other jurisdiction         (Primary Standard I Industrial             (I.R.S. employer
as specified in its charter)    of incorporation or organization)       Classification Code Number)             identification no.)

                          Four Greenwich Office Park
                         Greenwich, Connecticut 06830
                                (203) 622-3131
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                               Bradley S. Jacobs
                             United Rentals, Inc.
                          Four Greenwich Office Park
                         Greenwich, Connecticut 06830
                                (203) 622-3131
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                       Copies of all communications to:

               Joseph Ehrenreich, Esq.                             Stephen M. Besen, Esq.
      Ehrenreich, Eilenberg, Krause & Zivian LLP                 Weil, Gotshal & Manges LLP
                 11 East 44th Street                                  767 Fifth Avenue
               New York, New York 10017                           New York, New York 10153
                    (212) 986-9700                                     (212) 310-8000

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                                --------------

                     CALCULATION OF REGISTRATION FEE
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
                                                                  Proposed
                                                    Proposed      Maximum
                                   Amount           Maximum      Aggregate    Amount of
  Title of Each Class of            to be        Offering Price   Offering   Registration
Securities to be Registered      Registered       Per Unit(3)     Price(3)       Fee
-----------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share, of United
 Rentals, Inc. ("Common
 Stock")(1)................        776,202           $34(2)     $26,390,868     $7,337
-----------------------------------------------------------------------------------------
Convertible Quarterly
 Income Preferred
 Securities ("Preferred
 Securities") of United
 Rentals Trust I (the
 "Issuer").................       6,000,000        $50.00(4)    $300,000,000   $88,500
-----------------------------------------------------------------------------------------
Convertible Subordinated
 Debentures due 2028 of        $300,000,000(5)         --(5)         --(5)        --(3)
 United Rentals, Inc.        aggregate principal
 ("Debentures")............        amount
-----------------------------------------------------------------------------------------
Common Stock...............          --(6)             --(6)         --(6)        --(6)
-----------------------------------------------------------------------------------------
Preferred Securities
 Guarantee of United
 Rentals, Inc.(7)..........          --(7)             --(7)         --(7)        --(7)
-----------------------------------------------------------------------------------------
   Total...................          --                --       $326,390,868  $95,837(8)

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(1) Represents outstanding shares held by certain of the Selling Holders identified herein.

(2) Represents the average of the high and low sales prices of the Company's Common Stock on January 20, 1999, as reported on the New York Stock Exchange Composite Tape.

(3) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 of the Securities Act.

(4) Represents the liquidation preference of the Preferred Securities exclusive of accrued interest and distributions, if any.

(5) This Registration Statement covers up to $300,000,000 aggregate principal amount of Debentures that, under certain circumstances as described herein, may be distributed to the holders of the Preferred Securities without the payment of additional consideration. No additional registration fee is payable pursuant to Rule 457(i) of the Securities Act.

(6) This Registration Statement covers such indeterminate number of shares of Common Stock as may be issuable upon conversion of the Preferred Securities and Debentures registered hereby, including such shares as may be issuable pursuant to anti-dilution adjustments. No additional registration fee is payable pursuant to Rule 457(i) of the Securities Act.

(7) Includes the obligations of United Rentals, Inc. ("United Rentals") under the Guarantee (as defined herein) and certain back-up undertakings under
    (i) the Indenture (as defined herein) pursuant to which the Debentures were issued, (ii) the Debentures and (iii) the Amended and Restated Declaration of Trust of the Issuer (the "Trust Agreement"), including United Rentals' obligations under such Indenture and Trust Agreement to pay costs, expenses, debts and liabilities of the Issuer (other than with respect to the Preferred Securities and the Common Securities of the Issuer), which in the aggregate provide a full and unconditional guarantee of amounts due on the Preferred Securities. No separate consideration will be received for the Guarantee and such back-up undertakings. The Guarantee is not traded separately. No additional registration fee is payable pursuant to Rule 457(n) of the Securities Act.

(8) $88,500 was previously paid.
                                --------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                                                    (Continued)

                      776,202 Shares of Common Stock

                         of United Rentals, Inc.

                                   and

    6,000,000 6 1/2% Convertible Quarterly Income Preferred Securities
                      (Convertible QUIPS SM* Securities)
              (Liquidation Preference $50 per Preferred Security)

                        of United Rentals Trust I

   Guaranteed to the extent set forth herein by, and convertible into Common
                                   Stock of,
                             United Rentals, Inc.

                               ----------------

  This Prospectus relates to the following securities (the "Offered Securities") that may from time to time be sold by the Selling Holders (as defined herein): (i) up to 776,202 outstanding shares of Common Stock ("Common Stock") of United Rentals, Inc. ("United Rentals") which were previously issued in connection with acquisitions, (ii) up to 6,000,000 6 1/2% convertible quarterly income preferred securities ("Preferred Securities") which were previously issued as described below, (iii) any Debentures (as defined herein) that may hereafter be acquired by the holders of the Preferred Securities in exchange for Preferred Securities and (iv) any Common Stock that may hereafter be acquired upon conversion of the Preferred Securities and Debentures. Neither United Rentals nor the Issuer (as defined herein) will receive any of the proceeds from the sale of the Offered Securities by the Selling Holders.

  The Selling Holders may sell the Offered Securities, from time to time, (1) directly to purchasers or (2) through underwriters, broker/dealers or agents. Sales of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market. Sales of the Offered Securities may be made at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. See "Plan of Distribution."

  The Preferred Securities were issued on August 5, 1998 by United Rentals Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer"), and represent undivided beneficial interests in the assets of the Issuer. All of the beneficial interests in the assets of the Issuer represented by common securities of the Issuer (the "Common Securities") are owned by United Rentals. The Issuer used the proceeds received by it from the sale of the Preferred Securities to purchase 6 1/2% Convertible Subordinated Debentures due August 1, 2028 (the "Debentures"), having the terms described herein, issued by United Rentals. The Issuer was formed solely for the purpose of issuing the Preferred Securities and Common Securities and purchasing the Debentures with the proceeds therefrom and currently exists solely for the purpose of performing its obligations relating to such securities. The Preferred Securities have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the Preferred Securities--Subordination of Common Securities."

  Each Preferred Security is convertible at any time prior to the Conversion Expiration Date (as defined herein) in the manner described herein at the option of the holder into shares of Common Stock of United Rentals at the rate of 1.14593 shares of Common Stock for each Preferred Security (equivalent to a conversion price of $43.6325 per share of Common Stock), subject to adjustment in certain circumstances. At any time on or after August 2, 2001, United Rentals may, at its option, cause the conversion rights of holders of the Preferred Securities to expire under certain circumstances. See "Description of the Preferred Securities--Conversion Rights." The last reported sale price of the Common Stock, which is listed under the symbol "URI" on the New York Stock Exchange ("NYSE"), on January 21, 1999 was $34 3/8 per share.

  Holders of the Preferred Securities are entitled to receive preferential cumulative cash distributions from the Issuer at an annual rate of 6 1/2% of the liquidation preference of $50 per Preferred Security accruing from the date of original issuance and payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, with such distributions having commenced on November 1, 1998 ("Distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities correspond to the interest rate and interest and other payment dates for the Debentures, which are the sole assets of the Issuer. As a result, if principal or interest is not paid on the Debentures, no amounts will be paid on the Preferred Securities.

  United Rentals has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures and provided that no Debenture Event of Default (as defined herein) has occurred and is continuing. Upon the termination of any such Extension Period and the payment of all amounts then due, United Rentals may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and United Rentals will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to its capital stock or make any payments with respect to its debt securities that rank pari passu with or junior to the Debentures. During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate at the stated rate per annum, compounded quarterly) and holders of Preferred Securities will continue to be required to accrue interest income for United States federal income tax purposes. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--U.S. Holders-- Interest Income and Original Issue Discount."

  Except as provided below, the Preferred Securities are not redeemable by the Issuer prior to August 2, 2001. The Preferred Securities will be subject to redemption, in whole or in part, on or after such date, at redemption prices set forth herein, upon any permitted redemption by United Rentals of Debentures. The aggregate liquidation preference of the Preferred Securities and Common Securities so redeemed will equal the aggregate principal amount of Debentures redeemed by United Rentals, which may not exceed the amount of the proceeds derived, directly or indirectly, by United Rentals from the issuance and sale of Common Stock within 12 months preceding the date fixed for redemption. In the event that, at any time after the Conversion Expiration Date (as defined herein), less than 5% of the Preferred Securities remains outstanding, such Preferred Securities shall be redeemable at the option of the Issuer, in whole but not in part, at a redemption price equal to the liquidation preference for such Preferred Securities and all accrued and unpaid Distributions. See "Description of the Preferred Securities--Optional Redemption." In addition, the Preferred Securities will be subject to mandatory redemption upon the repayment at maturity, or as a result of acceleration of, the Debentures. See "Description of the Preferred Securities--Mandatory Redemption."

  Under certain circumstances following the occurrence of a Special Event (as defined herein), the Preferred Securities are also subject to (i) exchange, at the option of United Rentals in the manner described herein, for Debentures or
(ii) redemption, at the option of United Rentals, in whole but not in part, at the Tax Redemption Price (as defined herein) plus accrued and unpaid Distributions thereon to, but excluding, the date of redemption (the "Redemption Date"), if such Special Event constitutes a Tax Event (as defined herein). See "Description of the Preferred Securities--Special Event Exchange or Redemption." At any time, United Rentals has the right to dissolve the Issuer and, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. See "Description of the Preferred Securities--Distribution of Debentures."

  The Debentures are subordinate and junior in right of payment to all existing and future Secured Indebtedness (as defined herein) of United Rentals and are structurally subordinated to all obligations of the subsidiaries of United Rentals. United Rentals has guaranteed the obligations of United Rentals (North America), Inc. ("URI"), a wholly owned subsidiary of United Rentals, under URI's Credit Facility (as defined herein) and URI's Term Loan (as defined herein), and has pledged the common stock of URI as security for such guarantee (the "Loan Guarantees"). The Loan Guarantees constitute Secured Indebtedness of United Rentals. The terms of the Debentures do not place any limitations on the amount of Secured Indebtedness or other indebtedness that may be incurred by United Rentals. See "Description of the Debentures."

  United Rentals has guaranteed (the "Guarantee") the payment by the Issuer (but only to the extent that the Issuer has funds on hand available therefor) of all Distributions payable on the Preferred Securities and any payments required to be made upon redemption of the Preferred Securities or liquidation of the Issuer. If United Rentals does not make interest payments on the Debentures, the Issuer will not have sufficient funds on hand to pay Distributions on the Preferred Securities. In such event, the Guarantee would not require payment (since the Guarantee only guarantees payments to the extent that the Issuer has funds on hand available therefor), but holders of the Preferred Securities may institute legal proceedings directly against United Rentals to enforce payment under the Debentures. The obligations of United Rentals under the Guarantee are subordinate and junior in right of payment to all existing and future Secured Indebtedness of United Rentals and are structurally subordinated to all obligations of the subsidiaries of United Rentals. See "Description of the Guarantee."

  Taken together, United Rentals' obligations under the Debentures, the Indenture (as defined herein), the Trust Agreement (as defined herein) and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. See "United Rentals Trust I," "Description of the Guarantee" and "Description of the Debentures."

  In the event of the liquidation of the Issuer, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a liquidation preference of $50 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures, subject to certain exceptions. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

  The Preferred Securities are represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Preferred Securities are shown on, and transfers thereof are effected only through, records maintained by participants in DTC. Preferred Securities in certificated form will not be issued in exchange for the global certificates except under certain limited circumstances. See "Description of the Preferred Securities--Form, Transfer, Exchange and Book-Entry Procedures-- Exchanges of Book-Entry Certificates for Certificated Preferred Securities" and "--Certain Book-Entry Procedures for Global Certificates."

  See "Risk Factors" beginning on Page 14 for a discussion of certain factors to be considered in connection with an investment in the Offered Securities.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

--------
* QUIPS is a servicemark of Goldman, Sachs & Co.

             The date of this Prospectus is January 20, 1999.

  No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the Issuer since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                 ------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information.....................................................    1
Incorporation of Certain Information by Reference.........................    2
Cautionary Notice Regarding Forward-Looking Statements....................    2
Prospectus Summary........................................................    3
Risk Factors..............................................................   14
Use of Proceeds...........................................................   23
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.   23
Accounting Treatment......................................................   24
United Rentals Trust I....................................................   25
Description of the Preferred Securities...................................   26
Description of the Guarantee..............................................   46
Description of the Debentures.............................................   49
Relationship Among the Preferred Securities, the Debentures and the
 Guarantee................................................................   60
Certain Federal Income Tax Consequences...................................   62
ERISA Considerations......................................................   70
Selling Holders...........................................................   71
Plan of Distribution......................................................   73
Validity of the Offered Securities........................................   73
Experts...................................................................   73

                             AVAILABLE INFORMATION

  United Rentals files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including United Rentals.

  This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by United Rentals with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to United Rentals and the Common Stock. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The Registration Statement can be obtained from the SEC as described in the preceding paragraph.

  No separate financial statements of the Issuer have been included herein. The Issuer and United Rentals do not consider that such financial statements would be material to potential investors because (i) the Issuer was formed solely for the purpose of issuing the Preferred Securities and the Common Securities and purchasing the Debentures with the proceeds therefrom and currently exists solely for the purpose of performing its obligations relating to such securities and (ii) United Rentals has effectively fully and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. See "United Rentals Trust I," "Description of the Preferred Securities," "Description of the Guarantee" and "Description of the Debentures."

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  United Rentals incorporates herein by reference the following documents that have been filed with the SEC and any filings that United Rentals makes with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until this offering is completed:

  . Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K");

  . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

  . Current Report on Form 8-K dated January 27, 1998 and Amendment No. 1 thereto on Form 8-K/A dated February 4, 1998;

  . Current Report on Form 8-K dated June 18, 1998 and Amendment No. 1 thereto on Form 8-K/A dated July 21, 1998;

  .  Current Report on Form 8-K dated June 19, 1998;

  .  Current Report on Form 8-K dated July 21, 1998;

  .  Current Report on Form 8-K dated August 7, 1998;

  .  Current Report on Form 8-K dated September 16, 1998;

  .  Current Report on Form 8-K dated October 9, 1998;

  .  Current Report on Form 8-K dated December 15, 1998;

  .  Current Report on Form 8-K dated December 24, 1998; and

  . Registration Statement on Form 8-A dated November 7, 1998 (filed on December 3, 1998) and Registration Statement on Form 8-A dated August 6, 1998.

  United Rentals will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this Prospectus. Requests should be directed to: United Rentals, Inc.,
Attention: Corporate Secretary, Four Greenwich Office Park, Greenwich, Connecticut 06830, telephone number: (203) 622-3131.

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

  Certain statements contained in this Prospectus (or incorporated by reference herein), are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Prospective investors are cautioned that the Company's business and operations are subject to a variety of risks and uncertainties and, consequently, the Company's actual results may materially differ from those projected by the forward-looking statements contained in this Prospectus (or incorporated by reference herein). Certain of such risks and uncertainties are discussed under "Risk Factors," beginning on page 14 of this Prospectus, and prospective investors are urged to carefully consider such factors. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto incorporated by reference in this Prospectus. Unless otherwise indicated or the context clearly requires otherwise, (i) the term "United Rentals" refers to United Rentals, Inc. and not its subsidiaries, (ii) the term "the Company" refers to United Rentals and its subsidiaries and (iii) the term "URI" refers to United Rentals (North America), Inc., a wholly owned subsidiary of United Rentals.

                                  The Company

  The Company is the largest equipment rental company in North America. The Company offers for rent a wide variety of equipment (on a daily, weekly or monthly basis) and serves customers that include construction industry participants, industrial companies, homeowners and others. The Company also sells used rental equipment, acts as a dealer for certain new equipment, and sells related merchandise and parts. The executive offices of the Company are located at Four Greenwich Office Park, Greenwich, Connecticut 06830, and its telephone number is (203) 622-3131.

                             Competitive Advantages

  The Company believes that it benefits from the following competitive advantages:

  Low-Cost Purchasing. The Company has significant purchasing power due to its size and volume purchasing. As a result, the Company is able to buy new equipment at prices that are significantly lower than those generally available to smaller companies. The Company is also able to purchase many other products and services--such as insurance, telephone service and fuel--at attractive rates.

  Operating Efficiencies. The Company generally groups its branches into clusters of 10 to 30 locations within a particular geographic region. The Company's information technology system links all branches within a cluster and enables each branch to track and access all equipment at any other branch within the cluster. The Company believes that its cluster strategy produces significant operating efficiencies, including:

  . the equipment within a cluster is marketed through multiple branches rather than a single branch--thereby increasing equipment utilization rates;

  . the specialties of different branches are cross-marketed--thereby increasing revenues without increasing marketing expense; and

  . costs are reduced through the centralization of common functions such as payroll, credit and collection, and heavy maintenance.

  Full Range of Rental Equipment. The Company believes that it has one of the largest and most diverse equipment rental fleets in the industry. The Company believes that the size and diversity of its fleet provide significant advantages, including enabling the Company to:

  . serve a large and diverse customer base--thereby reducing dependence on any particular customer;

  . satisfy most or all of a customer's equipment rental needs--thereby increasing the revenues that can be generated from each customer;

  .  attract customers by providing the benefit of "one-stop" shopping;

  . serve the needs of large customers--such as large industrial companies-- which require assurance that large quantities of diverse equipment will be available as required; and

  .  minimize lost sales due to equipment being unavailable.

  Information Technology System. The Company has a modern information technology system designed to facilitate rapid and informed decision making. The system provides management with a wide range of real time operating and financial data--including data relating to inventory, receivables, customers, vendors, fleet utilization and price and sales trends. The system also enables branch personnel to search for needed equipment throughout a geographic region, determine the closest location of such equipment and arrange for delivery to the customer's work site.

  Geographic Diversity. The Company believes that its geographic diversity should reduce its sensitivity to fluctuations in regional economic conditions and enable it to transfer equipment to regions where demand is increasing from regions where demand is flat or decreasing. The Company also believes that its geographic diversity and large network of branch locations provide significant operating advantages, including the ability to service national accounts and access used equipment re-sale markets across the country.

  Experienced Management. The Company believes that it has one of the most experienced management teams in the equipment rental industry. The Company's senior management team includes managers with extensive experience in the equipment rental industry and others with proven track-records in other industries. The Company's senior management is supported by the Company's branch managers who have substantial industry experience and knowledge of the local markets served. The Company's senior management is also supported by a team of acquisition specialists who are engaged full-time in evaluating acquisition candidates and executing the Company's acquisition program.

                              Recent Developments

  On December 15, 1998, URI completed the sale of $300 million aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2009 (the "9 1/4% Notes"). On January 7, 1999, United Rentals completed the sale of $300 million of its Series A Perpetual Convertible Preferred Stock (the "Preferred Stock") to affiliates of Apollo Management IV, L.P. The Preferred Stock is convertible into 12 million shares of Common Stock at $25 per share (subject to adjustment) and has no dividend coupon. The net proceeds from the sale of the 9 1/4% Notes and the Preferred Stock were used to repay outstanding indebtedness under the Company's revolving line of credit.

                             United Rentals Trust I

  The Issuer is a statutory business trust formed under the Delaware Business Trust Act (the "Trust Act") pursuant to (i) a trust agreement, dated as of July 22, 1998, executed by United Rentals, as depositor (the "Depositor"), and certain of the trustees of the Issuer (the "UR Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on July 22, 1998 (the "Certificate of Trust"). Such trust agreement has been amended and restated in its entirety (as so amended and restated, the "Trust Agreement"). United Rentals owns Common Securities having an aggregate liquidation preference equal to approximately 3% of the total capitalization of the Issuer. The Issuer was formed for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Issuer and investing the gross proceeds from the sale of the Preferred Securities and Common Securities in the Debentures; (ii) distributing the Issuer's income; and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Debentures are the sole assets of the Issuer, and payments under the Debentures will be the sole revenue of the Issuer. The Issuer has a term of approximately 40 years, but may terminate earlier as provided in the Trust Agreement. See "United Rentals Trust I." United Rentals will pay all fees and expenses related to the Issuer and will pay, directly or indirectly, all ongoing costs and expenses of the Issuer. See "Description of the Debentures--Expenses of Issuer." The principal place of business of the Issuer is c/o United Rentals, Inc., Four Greenwich Office Park, Greenwich, Connecticut 06830.

                                  The Offering

  See "Risk Factors" for a discussion of certain factors to be considered in connection with an investment in the Preferred Securities, including the period and circumstances during and under which payments on the Preferred Securities and the Debentures may be deferred and the related federal income tax consequences.

Securities to Which This Prospectus Relates

  This Prospectus relates to the following securities that may from time to time be sold by the Selling Holders: (i) up to 776,202 shares of Common Stock which are currently outstanding, (ii) up to 6,000,000 Preferred Securities which are currently outstanding, (iii) any Debentures that may hereafter be acquired by the holders of the Preferred Securities in exchange for Preferred Securities and (iv) any Common Stock that may hereafter be acquired upon conversion of the Preferred Securities and Debentures.

Use of Proceeds

  Neither United Rentals nor the Issuer will receive any of the proceeds from the sale of the Offered Securities by the Selling Holders.

Plan of Distribution

  The Selling Holders may sell the Offered Securities, from time to time, (1) directly to purchasers or (2) through underwriters, broker/dealers or agents. Sales of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market. Sales of the Offered Securities may be made at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.

Certain Information Concerning the Preferred Securities

Original Issuance............... 6,000,000 Preferred Securities were issued on August 5, 1998.

Issuer.......................... United Rentals Trust I, a statutory business trust formed under the laws of
                                 the State of Delaware.

Distributions................... Distributions on the Preferred Securities
                                 will be cumulative from the date of
                                 original issuance of the Preferred
                                 Securities and will be payable at the
                                 annual rate of 6 1/2% of the liquidation preference of $50 per Preferred Security. Distributions will be made quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, when and to the extent that funds of the Issuer are available therefor. The first distribution was made on November 1, 1998. Interest payment periods on the Debentures will be quarterly, but may be deferred from time to time by United Rentals for periods of up to 20 consecutive quarters, so long as no Debenture Event of Default (as defined herein) has occurred and is continuing. In the event of such a deferral, the Issuer will be unable to make quarterly Distribution payments on the Preferred Securities during the period of any such deferral. During any such deferral period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate at the stated rate per annum set forth herein, compounded quarterly) and holders of Preferred Securities will continue to be required to accrue interest income for United States federal income tax purposes. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--U.S. Holders-- Interest Income and Original Issue Discount."

Interest Deferral Provisions.... United Rentals has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, United Rentals may elect to begin a new Extension Period subject to the requirements set forth herein. If United Rentals defers interest payments, subject to certain exceptions, it will be prohibited from paying dividends on any of its capital stock or making payments with respect to its debt securities that rank pari passu with or junior to the Debentures, until quarterly interest payments are resumed and all accrued and unpaid interest on the Debentures is brought current. United Rentals will have the right to make partial payments of such interest during a deferral of interest payments. See "Description of Debentures--Option to Extend Interest Payment Period."

Liquidation Preference.......... $50 per Preferred Security, and all
                                 accrued and unpaid Distributions.

Conversion into Common Stock.... Each Preferred Security is convertible in the manner described below at the option of the holder, at any time prior to the Conversion Expiration Date, into shares of Common Stock at the rate of 1.14593 shares of Common Stock for each Preferred Security (equivalent to a conversion price of $43.6325 per share of Common Stock), subject to adjustment in certain circumstances. A holder of Preferred Securities wishing to exercise its conversion right shall surrender any or all of such Preferred Securities, together with an irrevocable conversion notice, to the paying, conversion and exchange agent acting on behalf of the holders of Preferred Securities (the "Conversion Agent"), which shall exchange the Preferred Securities for a portion (equal to the aggregate liquidation preference of the Preferred Securities being so converted) of the Debentures held by the Issuer and immediately convert such Debentures into Common Stock. A holder generally will not recognize taxable gain or loss upon the exchange through the Conversion Agent of the Preferred Securities for a proportionate share of the Debentures, followed immediately thereafter by the conversion of the Debentures into Common Stock. See "Certain Federal Income Tax Consequences--U.S. Holders--Conversion of
                                 Preferred Securities into Common Stock."
                                 Whenever United Rentals issues shares of Common Stock, subject to certain conditions, upon conversion of Preferred Securities and, at such time, United Rentals has in effect a Rights Plan (as defined herein) under which holders of Common Stock are issued Rights (as defined herein), United Rentals will issue, together with each such share of Common Stock, an appropriate number of such Rights.

Expiration of Conversion         At any time on or after August 2, 2001,
Rights.......................... United Rentals may, at its option, cause the conversion rights of holders of the
                                 Preferred Securities to expire. United
                                 Rentals may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price (as defined herein) of Common Stock exceeds 120% of the conversion price of the Preferred
                                 Securities, subject to adjustment in
                                 certain circumstances. In order to
                                 exercise its option to cause the
                                 conversion rights of holders of the
                                 Preferred Securities to expire, United
                                 Rentals must issue a press release for
                                 publication on the Dow Jones News Service announcing the date upon which conversion rights will expire, prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to August 2, 2001.
                                 The date upon which such conversion
                                 rights are to expire (the "Conversion
                                 Expiration Date") shall be a date not
                                 less than 30 and not more
                                 than 60 days following the date of such
                                 press release. The press release shall
                                 announce the Conversion Expiration Date
                                 and provide the current conversion price and Current Market Price of the Common
                                 Stock, in each case as of the close of
                                 business on the trading day next
                                 preceding the date of the press release.
                                 Notice will be mailed by first-class mail by the Property Trustee (as defined herein) to each holder of Preferred
                                 Securities not more than four Business
                                 Days after issuance of the press release.
                                 In the event of any redemption of the
                                 Preferred Securities, the conversion
                                 rights with respect to the Preferred
                                 Securities will expire two Business Days prior to the scheduled date for the redemption of the Preferred Securities if United Rentals has not exercised its option to cause the conversion rights of holders of the Preferred Securities to expire. See "Description of the Preferred
                                 Securities--Conversion Rights--Expiration
                                 of Conversion Rights."

Redemption...................... Except as provided below, the Preferred
                                 Securities are not redeemable by the
                                 Issuer prior to August 2, 2001. From time to time on or after such date, the Preferred Securities will be subject to redemption, in whole or in part, at the redemption prices set forth herein (together with all accrued and unpaid Distributions to the date fixed for redemption) upon any permitted redemption of Debentures by United Rentals. However, the aggregate liquidation preference of the Preferred Securities and any Common Securities so redeemed will equal the aggregate principal amount of Debentures redeemed by United Rentals which may not exceed the amount of the proceeds derived, directly or indirectly, by United Rentals from the issuance and sale of Common Stock within the 12 months preceding the date fixed for redemption. The Preferred Securities will not be redeemable unless and until all accrued and unpaid Distributions thereon have been paid in full on all outstanding Preferred Securities through the last Distribution Date prior to and including the date of redemption. See "Description of the Preferred Securities--Optional Redemption" and "Description of the Debentures--Optional Redemption." In the event that, at any time after the Conversion Expiration Date, less than 5% of the Preferred Securities remains outstanding, such Preferred Securities shall be redeemable at the option of the Issuer, in whole but not in part, at a redemption price equal to the liquidation preference for such Preferred Securities and all accrued and unpaid Distributions. See "Description of the Preferred Securities--Optional Redemption." The
                                 Preferred Securities will be subject to
                                 mandatory redemption upon the repayment
                                 at maturity or as a result of
                                 acceleration of the Debentures. See
                                 "Description of the Preferred
                                 Securities--Trust Agreement Events of
                                 Default; Notice" and "Description of the Preferred Securities--Mandatory
                                 Redemption."

Special Event Exchange or        Upon the occurrence of a Tax Event (as
Redemption...................... defined below) or an Investment Company
                                 Event (as defined below), the UR Trustees shall direct the Conversion Agent to exchange all outstanding Preferred
                                 Securities for Debentures, provided that, in the case of a Tax Event, the UR
                                 Trustees shall have the right to direct
                                 that less than all of the Preferred
                                 Securities be so exchanged if and for so long as United Rentals shall have elected to pay Additional Sums (as defined below) such that the amounts received by the holders of Preferred Securities that remain outstanding are not reduced thereby and shall not have revoked any such election or failed to make such payments. Upon the occurrence of a Tax
                                 Event, the Debentures may be redeemed, in whole but not in part, for cash by United
                                 Rentals at the Tax Redemption Price (as
                                 defined below) per Debenture, plus
                                 accrued and unpaid interest thereon. In
                                 the event the Debentures are redeemed by United Rentals, the Preferred Securities will be redeemed by the UR Trustees at the Tax Redemption Price per Preferred
                                 Security together with accrued and unpaid
                                 Distributions thereon. See "Description
                                 of the Preferred Securities--Special
                                 Event Exchange or Redemption."

                                 A "Special Event" means a Tax Event or an
                                 Investment Company Event. A "Tax Event"
                                 means the receipt by the Property
                                 Trustee, on behalf of the Issuer, of an
                                 opinion of counsel, rendered by a law
                                 firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Debentures,
                                 (ii) interest payable by United Rentals
                                 on such Debentures is not, or within 90
                                 days of the date thereof will not be,
                                 deductible by United Rentals, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Property Trustee (as defined herein), on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), that there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

                                 "Additional Sums" means the additional
                                 amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

                                 "Tax Redemption Price" means, with respect to a Debenture or Preferred Security, on any redemption date (A) prior to August 2, 2001, the greater of (i) the principal amount of such Debenture or the liquidation preference of such Preferred Security, as applicable; and (ii) the greater of (a) the average of the Market Price (as defined herein) of a Preferred Security over the five trading days immediately preceding the day on which the notice of redemption (the "Redemption Notice") is given by the Property Trustee or the Debenture Trustee, as applicable; and (b) the Market Price of a Preferred Security on the trading day immediately preceding the day on which the Redemption Notice is given by the Property Trustee or the Debenture Trustee, as applicable; and (B) on or after August 2, 2001, the principal amount of such Debenture or the liquidation preference of such Preferred Security, as applicable.

                                 "Market Price" means on any trading day, the closing price of a Preferred Security on such trading day as determined by the Board of Directors of United Rentals and Goldman, Sachs & Co. in good faith by agreement, or in the event that no such agreement can be reached, the average of the mid-point of the last bid and ask prices for a Preferred Security from each of at least three nationally recognized investment banking firms which trade Preferred Securities, to be selected for this purpose by the Board of Directors of United Rentals and Goldman, Sachs & Co. in good faith by agreement.

Distribution of Debentures...... At any time, United Rentals has the right to dissolve the Issuer and, after
                                 satisfaction of the liabilities to
                                 creditors of the Issuer as provided by
                                 applicable law, cause the Debentures to
                                 be
                                 distributed to the holders of the
                                 Preferred Securities in liquidation of
                                 the Issuer. See "Description of the
                                 Preferred Securities--Distribution of
                                 Debentures."

Guarantee....................... Pursuant to the Guarantee, United Rentals
                                 has irrevocably agreed, on a subordinated basis (as to all Secured Indebtedness of United Rentals), to guarantee the payment in full of (a) the Distributions payable by the Issuer on the Preferred Securities, to the extent the Issuer has funds on hand available therefor, (b) the redemption price (together with accumulated and unpaid Distributions) payable by the Issuer with respect to any Preferred Securities called for redemption, to the extent the Issuer has funds on hand available therefor, and (c) amounts payable in respect of the Preferred Securities upon liquidation of the Issuer (unless the Debentures are distributed to the holders of the Preferred Securities), to the extent that there are assets of the Issuer available for distribution to holders of the Preferred Securities. A holder of Preferred Securities may enforce United Rentals' obligations to make the aforesaid payments under the Guarantee directly against United Rentals, and United Rentals waives any right to require that an action be brought against the Issuer or any other person before proceeding against United Rentals. The Guarantee is unsecured and is subordinate and junior in right of payment to all existing and future Secured Indebtedness of United Rentals and structurally subordinated to all obligations of the subsidiaries of United Rentals. The Guarantee ranks pari passu with any unsecured indebtedness now existing or hereafter incurred by United Rentals. See "Risk Factors--Subordination of the Debentures and the Guarantee," "Risk Factors--Risks Associated with Holding Company Structure" and "Description of the Guarantee."

Voting Rights................... Holders of Preferred Securities generally have limited voting rights relating only to the modification of the Preferred Securities. Holders of Preferred Securities are not entitled to vote to appoint, remove or replace the UR Trustees, which voting rights are vested exclusively in the holder of the Common Securities. The UR Trustees and United Rentals may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities--Voting Rights;
                                 Amendment of the Trust Agreement."

Debentures...................... The Debentures have a maturity of 30 years from the date of original issuance and bear interest at the rate of 6 1/2% per annum payable quarterly in arrears. United Rentals has the right from time to time to select an interest payment period or periods longer than one quarter (during which period or periods interest will compound quarterly), provided that no such deferral of interest payments will exceed 20 consecutive quarters and provided further that no such deferral of interest payments may extend beyond the stated maturity of the Debentures. Accordingly, Distribution payments on the Preferred Securities may not be deferred beyond the stated maturity of the Debentures. If United Rentals defers interest payments, subject to certain exceptions, it will be prohibited from paying dividends on any of its capital stock or making payments with respect to its debt securities that rank pari passu with or junior to the Debentures, until quarterly interest payments are resumed and all accrued and unpaid interest on the Debentures is brought current. United Rentals will have the right to make partial payments of such interest during a deferral of interest payments.

                                 The Debentures are convertible into
                                 shares of Common Stock at the option of
                                 the holders thereof at a conversion rate of 1.14593 shares of Common Stock for each $50 in principal amount of Debentures (equivalent to a conversion price of $43.6325 per share of Common Stock) subject to certain adjustments set forth herein. The Issuer has covenanted not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities.

                                 On and after August 2, 2001, the
                                 Debentures will be redeemable at the
                                 option of United Rentals at any time, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest to the date fixed for redemption; provided, that the aggregate principal amount of the Debentures redeemed may not exceed the amount of the proceeds derived, directly or indirectly, by United Rentals from the issuance and sale of Common Stock within the 12 months preceding the date fixed for redemption. The Debentures may not, however, be redeemed unless and until all accrued and unpaid interest thereon has been paid in full on all outstanding Debentures through the last interest payment date prior to and including the date of redemption. See "Description of the Debentures-- Optional Redemption." The Debentures are also redeemable, in whole but not in part, upon the occurrence and continuation of a Tax Event. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

                                 The Debentures are subordinate and junior in right of payment to all existing and future Secured Indebtedness of United Rentals and are structurally subordinated to all obligations of the subsidiaries of United Rentals. The Loan Guarantees constitute Secured Indebtedness of United Rentals. At September 30, 1998, on a pro forma basis (after giving effect to all acquisitions completed by the Company subsequent to such date (through January 11, 1999) and the financing thereof) (i) United Rentals would have had outstanding $284.2 million of Secured Indebtedness and (ii) the subsidiaries of United Rentals would have had outstanding approximately $1,044.4 million of obligations (not including the obligations guaranteed by United Rentals pursuant to the Loan Guarantees which constitute Secured Indebtedness). The terms of the Debentures do not place any limitation on the amount of Secured Indebtedness or other indebtedness that may be incurred by United Rentals or subsidiaries of United Rentals. See "Risk Factors--Subordination of the Debentures and the Guarantee" and "Risk Factors-- Risks Associated with Holding Company Structure."

                                 While the Preferred Securities are
                                 outstanding, the Issuer does not have the right to amend the Indenture or the terms of the Debentures in a way that materially adversely affects the holders of the Preferred Securities or to waive a Debenture Event of Default without the consent of holders of at least a majority in aggregate liquidation preference of the Preferred Securities and, in certain cases, the Common Securities then outstanding. See "Description of the Debentures--Modification of Indenture."

Registration Rights............. United Rentals has filed the Registration
                                 Statement of which this Prospectus forms a part pursuant to a Registration Rights Agreement entered into in connection with the original issuance of the Preferred Securities. Upon certain failures by United Rentals to comply with certain of its obligations under the Registration Rights Agreement, the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities may increase. See "Description of the Preferred Securities."

Listing......................... The Preferred Securities have been designated for trading on the PORTAL
                                 System of the National Association of
                                 Securities Dealers, Inc. (the "PORTAL
                                 System"). However, Preferred Securities
                                 sold by Selling Holders pursuant to the
                                 registration statement of which this
                                 Prospectus forms a part are not expected to remain eligible for trading on the PORTAL System. United Rentals has not applied, and does not intend to apply, for listing of the Preferred Securities on any securities exchange or for inclusion of the Preferred Securities on any automated quotation system.

                                 The Common Stock is listed on the NYSE
                                 under the symbol "URI".

                                 RISK FACTORS

  Prospective purchasers of the Preferred Securities should carefully consider the risk factors set forth below, as well as the other information appearing in this Prospectus, before making an investment in the Preferred Securities.

Subordination of the Debentures and the Guarantee

  The obligations of United Rentals under the Debentures and the Guarantee are unsecured and are subordinate and junior in right of payment to all existing and future Secured Indebtedness of United Rentals. United Rentals has, pursuant to the Loan Guarantees, guaranteed the obligations of URI relating to
(1) URI's $762.5 million revolving credit facility (the "Credit Facility") and
(ii) a $250 million term loan (the "Term Loan") obtained by URI. In addition, United Rentals has pledged the outstanding common stock of URI as security for such guarantee. The Loan Guarantees constitute Secured Indebtedness of United Rentals.

  The Debentures and the Guarantee are obligations of United Rentals and not of its subsidiaries. As a result, the obligations of United Rentals under the Debentures and the Guarantee are structurally subordinated to all obligations of the subsidiaries of United Rentals. The effect of such structural subordination is that creditors of United Rentals' subsidiaries would be entitled to a claim on the assets of such subsidiaries prior to any claims by United Rentals. Consequently, in the event of a liquidation or reorganization of any subsidiary of United Rentals, creditors of such subsidiary are likely to be paid in full before any distribution is made to United Rentals, except to the extent that United Rentals itself is recognized as a creditor of such subsidiary, in which case the claims of United Rentals would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by United Rentals.

  At September 30, 1998, on a pro forma basis (after giving effect to all acquisitions completed by the Company subsequent to such date (through January 11, 1999) and the financing thereof) (i) United Rentals would have had outstanding $284.2 million of Secured Indebtedness and (ii) the subsidiaries of United Rentals would have had outstanding approximately $1,044.4 million of obligations (not including the obligations guaranteed by United Rentals pursuant to the Loan Guarantees which constitute Secured Indebtedness). The terms of the Debentures do not place any limitation on the amount of Secured Indebtedness or other indebtedness that may be incurred by United Rentals or subsidiaries of United Rentals.

Risks Associated with Holding Company Structure

  United Rentals is principally a holding company having as its principal asset its investment in URI. URI in turn derives all its operating income from its subsidiaries. Consequently, United Rentals' ability to meet its financial obligations, including its obligations under the Debentures and Guarantee, is dependent upon the earnings of URI and its subsidiaries and the distribution or other payment of such earnings from URI's subsidiaries to URI and from URI to United Rentals. The ability of URI and its subsidiaries to make such distributions or other payments is limited by applicable law generally governing the payment of dividends and other distributions by corporations. In addition, the ability of URI to make distributions and other payments to United Rentals is restricted by the terms of the agreements governing URI's outstanding indebtedness. As of September 30, 1998, on a pro forma basis (after giving effect to all acquisitions completed by URI after such date (through January 11, 1999) and the financing thereof), URI would have been permitted to distribute up to $618.0 million to United Rentals. URI may in the future enter into new loan or other agreements that contain additional restrictions on the ability of URI to make distributions and other payments to United Rentals. Furthermore, although at present there are no contractual restrictions that limit the ability of URI's subsidiaries to make distributions or other payments to URI, certain of URI's subsidiaries may in the future become subject to loan or other agreements that contain such restrictions.

  The ability of the Issuer to pay amounts due on the Preferred Securities will be solely dependent upon United Rentals making payments on the Debentures as and when required. Consequently, to the extent that United Rentals is unable to make payments under the Debentures, the Issuer will be unable to pay the amounts due on the Preferred Securities.

Level of Indebtedness

  As of September 30, 1998, the Company had total debt of $1,031.7 million on a pro forma basis after giving effect to all acquisitions completed by the Company after such date (through January 11, 1999) and the financing thereof. In addition, the Company will require substantial capital to finance its acquisition growth and expects that it will incur substantial additional indebtedness from time to time (including borrowings under the Credit Facility) for a variety of purposes, including completing additional acquisitions, establishing new rental locations and purchasing equipment. The agreements governing the Company's existing indebtedness permit the Company and its subsidiaries to incur additional debt, subject to certain limitations. See "--Dependence on Additional Capital to Finance Growth."

  The level of the Company's indebtedness could have important consequences to holders of the Preferred Securities and the Debentures, including, but not limited to, the following: (i) a significant portion of the Company's cash flow from operations must be dedicated to debt service, and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in its industry and economic conditions generally; and (iv) certain of the Company's borrowings (including all borrowings under the Credit Facility and the Term Loan) are, or in the future may be, at variable rates which may make the Company vulnerable to increases in interest rates.

Option to Extend Interest Payment Period; Tax Consequences

  United Rentals has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, United Rentals may select a new Extension Period and defer the payments of all amounts then due, subject to the requirements described herein. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Preferred Securities will be entitled will accumulate additional Distributions at the stated rate per annum set forth herein, compounded quarterly) during any such Extension Period.

  Should an Extension Period occur, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount ("OID")) in respect of its pro rata share of the deferred interest allocable to the Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of Preferred Securities will include such income in its gross income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Issuer if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--U.S. Holders--Interest Income and Original Issue Discount." Moreover, if a holder of Preferred Securities converts its Preferred Securities into Common Stock during an Extension Period, the holder will not receive any cash related to the deferred Distribution. Additionally, during the pendency of any Extension Period, United Rentals will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distribution with respect to United Rentals' capital stock or make any payments with respect to its debt securities that rank pari passu with or junior to the Debentures. See "Description of the Preferred Securities-- Distributions."

  United Rentals has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should United Rentals elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of United Rentals' right to defer interest payments, the price at which the Preferred Securities (which represent preferred undivided beneficial interests in the Debentures) trade may be more volatile than the trading prices of other securities that are not subject to such deferrals.

Expiration of Conversion Rights

  On and after August 2, 2001, United Rentals may, subject to certain conditions, at its option, cause the conversion rights of holders of the Preferred Securities to expire, provided that the Current Market Price of the Common Stock exceeds 120% of the conversion price of the Preferred Securities for a specified period. See "Description of the Preferred Securities-- Conversion Rights--Expiration of Conversion Rights."

Tax Event Redemption

  Upon the occurrence of a Tax Event, United Rentals will have the right to cause the Preferred Securities to be redeemed, in whole but not in part, at the Tax Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Date, upon not less than 30 nor more than 60 days' notice. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

Possible Exchange of Preferred Securities For Debentures

  At any time, United Rentals will have the right to terminate, liquidate or dissolve the Issuer and, after satisfaction of the liabilities to creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. In addition, in certain circumstances following the occurrence and continuation of a Special Event, the Preferred Securities will also be subject to exchange in whole or, in the case of a Tax Event, in whole or in part, in the manner described herein, for the Debentures. Because holders of Preferred Securities may receive Debentures on dissolution of the Issuer or if the Preferred Securities are exchanged for Debentures in connection with a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Preferred Securities--Special Event Exchange or Redemption" and "Description of the Debentures--General."

Rights Under the Guarantee

  Pursuant to the Guarantee, United Rentals has guaranteed to the holders of the Preferred Securities the following payments (the "Guarantee Payments"), to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time; (ii) the redemption price with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid Distributions to the date of payment to the extent that the Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Preferred Securities in liquidation of the Issuer. In addition, as part of the Guarantee, United Rentals has agreed that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Common Stock or Debentures.

  If United Rentals were to default on its obligation to pay amounts payable under the Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise. In such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts (since the Guarantee only guarantees payment to the extent that the Issuer has funds available for such payment). However, the Property Trustee (and, under the circumstances described below, each holder of Preferred Securities), may institute proceedings directly against United Rentals to enforce the payment obligations of United Rentals under the Debentures.

Limitation on Direct Enforcement of Certain Rights by Holders of Preferred Securities

  Upon the occurrence of a default under the Guarantee, the holders of the Preferred Securities will be required to rely upon the Guarantee Trustee (as defined herein) to enforce the Guarantee and will not be permitted to institute proceedings directly against United Rentals to enforce the Guarantee; provided, however, that a holder of Preferred Securities may directly institute a proceeding against United Rentals for enforcement of the Guarantee if (i) the Guarantee Trustee fails to enforce its rights under the Guarantee after a request therefor by a holder of Preferred Securities or (ii) the default under the Guarantee is attributable to a failure by United Rentals to make a Guarantee Payment.

  Upon the occurrence of a Debenture Event of Default or Trust Agreement Event of Default (as defined herein), the holders of the Preferred Securities will be required to rely upon the Property Trustee to enforce its rights under the Debentures or the Trust Agreement, and the holders of the Preferred Securities will not be permitted to institute proceedings directly against United Rentals for such purpose; provided, however, that (i) if the Property Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, any holder of Preferred Securities may proceed to enforce such rights directly against United Rentals and (ii) if the Debenture Event of Default or Trust Agreement Event of Default is attributable to the failure of United Rentals to pay interest on or principal of the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then, during the continuance of such event of default, a holder of Preferred Securities may directly institute a proceeding against United Rentals for enforcement of payment to such holder of the interest on or principal of Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder (a "Direct Action"). The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities will have the right to direct (i) the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or the Property Trustee under the Trust Agreement (including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures) and (ii) the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee or the Property Trustee under the Trust Agreement. See "Description of the Preferred Securities--Trust Agreement Events of Default; Notice" and "--Voting Rights; Amendment of the Trust Agreement."

Limited Voting Rights

  Holders of Preferred Securities generally have limited voting rights primarily in connection with directing the activities of the Property Trustee as the holder of the Debentures. Holders of Preferred Securities are not entitled to vote to appoint, remove or replace the UR Trustees, which voting rights are vested exclusively in the holder of the Common Securities. The UR Trustees and United Rentals may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities--Voting Rights; Amendment of the Trust Agreement."

Possible Tax Legislation

  Prospective investors should be aware that legislation has been introduced in the United States Congress in the past that would, if enacted, deny an interest deduction to issuers of instruments such as the Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Debentures and could result in the exchange of the Debentures for Preferred Securities or, in certain limited circumstances, the redemption of the Debentures by United Rentals and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

Absence of Public Trading Market for the Preferred Securities

  There is no existing public trading market for the Preferred Securities and there can be no assurance as to the liquidity of any such market that may develop, the ability of the holders of Preferred Securities to sell such securities, or whether a public trading market, if it develops, will continue. United Rentals has not applied and does not intend to apply for listing of the Preferred Securities on any securities exchange or for inclusion of the Preferred Securities on any automated quotation system.

Trading Price of Preferred Securities

  There can be no assurance as to the market prices for the Preferred Securities, the Debentures that may be distributed in exchange for Preferred Securities or the Common Stock issuable upon conversion of the Preferred Securities or the Debentures. Accordingly, the Preferred Securities that an investor may purchase, the Debentures that a holder of the Preferred Securities may receive or the Common Stock issuable upon conversion of the Preferred Securities or the Debentures, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. In addition, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder disposing of Preferred Securities between record dates for payments of Distributions thereon will nevertheless be required for United States federal income tax purposes to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to the adjusted tax basis in the holder's Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--U.S. Holders--Sales of Preferred Securities."

Sensitivity to Changes in Construction and Industrial Activities

  The Company's equipment is principally used in connection with construction and industrial activities. Consequently, a downturn in construction or industrial activity may lead to a decrease in demand for the Company's equipment, which could adversely affect the Company's business. Set forth below are certain of the factors which may cause such a downturn either temporarily or long-term:

  . a general slow-down of the economy;

  . an increase in interest rates; or

  . adverse weather conditions which may temporarily affect a particular region.

Acquired Companies Not Historically Operated as a Combined Business

  The businesses acquired by the Company (through January 11, 1999) have been in existence an average of 29 years and some have been in existence for more than 50 years. However, these businesses were not historically managed or operated as a single business. Although the Company believes that it can successfully manage and operate the acquired businesses as a single business, there can be no assurance of this.

Limited Operating History

  The Company commenced equipment rental operations in October 1997 with the acquisition of six well-established rental companies and has grown through a combination of internal growth, the acquisition of 85 additional companies (through January 11, 1999), and a merger in September 1998 with U.S. Rentals, Inc. Due to the relatively recent commencement of the Company's operations, the Company has a limited history upon which an evaluation of the Company and its prospects can be based.

Risks Relating to Growth Strategy

  The Company's growth strategy includes continued expansion through internal growth, its ongoing acquisition program and the start-up of new locations. However, there can be no assurance that the Company will successfully implement its growth strategy or that this strategy will result in continued profitability. In addition, under the terms of certain of the agreements governing certain of the Company's outstanding indebtedness, the Company may not make acquisitions unless certain financial conditions are satisfied or the consent of the lenders is obtained. Furthermore, there can be no assurance that the Company's growth rate will be comparable to the past or future growth rate of the overall equipment rental industry or any segment thereof. The Company's growth strategy involves a number of risks and uncertainties, including:

 Availability of Acquisition Targets and Sites for Start-up Locations

  The Company may encounter substantial competition in its efforts to identify and acquire appropriate acquisition candidates and sites for start-up locations. Competition for acquisitions could have the effect of increasing prices required to be paid for such acquisitions. There can be no assurance that the Company will succeed in identifying appropriate acquisition candidates or sites for start-up locations or that the Company will be able to acquire any acquisition candidate or site that it does identify on terms that are acceptable to the Company.

 Need to Integrate New Operations

  Realization of the anticipated benefits of completed and future acquisitions will depend, in part, upon the efficient, effective and timely integration of acquired operations. Accordingly, the Company intends to continue to focus substantial efforts on the efficient integration of new operations, the elimination of duplicative costs and the reduction of overhead. There can be no assurance, however, that the Company will be successful in these efforts or that these efforts may not in certain circumstances adversely affect existing operations.

 Certain Risks Related to Start-up Locations

  The Company expects that start-up locations may initially have a negative impact on results of operations and margins due to several factors, including:
(i) the Company will incur significant start-up expenses in connection with establishing each start-up location and (ii) it will generally take some time following the commencement of operations for a start-up location to become profitable. Although start-ups can generate long-term growth, there can be no assurance that any start-up location will become profitable within any specific time period, if at all.

Dependence on Additional Capital to Finance Growth

  The Company's growth strategy will require substantial capital investment. Capital will be required by the Company for, among other purposes, completing acquisitions, establishing new rental locations, integrating completed acquisitions, acquiring rental equipment and maintaining the condition of its rental equipment. The Company intends to pay for future acquisitions using cash, capital stock, notes and/or assumption of indebtedness. To the extent that cash generated internally and cash available under the Company's borrowing facilities is not sufficient to fund the Company's capital requirements, the Company will require additional debt and/or equity financing. There can be no assurance, however, that such financing will be available or, if available, will be available on terms satisfactory to the Company. Failure by the Company to obtain sufficient additional capital in the future could limit the Company's ability to implement its business strategy. Future debt financings, if available, may result in increased interest and amortization expense, increased leverage and decreased income available to fund further acquisitions and expansion, and may limit the Company's ability to withstand competitive pressures and render the Company more vulnerable to economic downturns. Future equity financings may dilute the equity interest of existing stockholders of the Company.

Possible Undiscovered Liabilities of Acquired Companies

  Prior to making an acquisition, the Company seeks to assess the liabilities of the target company that the Company will become responsible for as a result of the acquisition. Nevertheless, the Company may fail to discover certain of such liabilities. The Company seeks to reduce its risk relating to these possible hidden liabilities by generally obtaining the agreement of the seller to reimburse the Company in the event that the Company discovers any material hidden liabilities. However, this type of agreement, if obtained, may not fully protect the Company against hidden liabilities because (1) the seller's obligation to reimburse the Company is generally limited in duration and/or amount and (2) the seller may not have sufficient financial resources to reimburse the Company. Furthermore, when a public company is acquired (such as when the Company acquired U.S. Rentals) there is no seller from which to obtain this type of agreement.

Dependence on Management

  The Company is highly dependent upon its senior management team. The loss of the services of any member of senior management may have a material adverse effect on the Company. The agreements governing the Credit Facility and Term Loan provide that the failure of certain members of the Company's current senior management to continue to hold executive positions with the Company for a period of 30 consecutive days constitutes an event of default under the Credit Facility and Term Loan unless replacement officers satisfactory to the lenders are appointed. The Company does not presently maintain "key man" life insurance with respect to members of senior management.

Competition

  The equipment rental industry is highly fragmented and competitive. The Company's competitors include public companies or divisions of public companies; regional competitors which operate in one or more states; small, independent businesses with one or two rental locations; and equipment vendors and dealers who both sell and rent equipment directly to customers. There can be no assurance that the Company will not encounter increased competition from existing competitors or new market entrants or that equipment manufacturers will not commence, or increase their efforts, to rent or sell equipment directly to the Company's customers. In addition, to the extent that competitors seek to gain or retain market share by reducing prices, the Company may be required to lower its prices, thereby affecting operating results.

Quarterly Fluctuations of Operating Results

  The Company expects that its revenues and operating results may fluctuate from quarter to quarter due to a number of factors, including: seasonal rental patterns of the Company's customers (with rental activity tending to be lower in the winter); changes in general economic conditions in the Company's markets; the timing of acquisitions and the opening of start-up locations (which generally will require a period of time to become profitable) and related costs; the effect of the integration of acquired businesses and start-up locations; the timing of expenditures for new equipment and the disposition of used equipment; and price changes in response to competitive factors. These factors, among others, may result in the Company's results of operations in some future period not meeting expectations, which could have a material adverse impact on the market price of the Preferred Securities and/or the Common Stock.

Liability and Insurance

  The Company is subject to various possible claims, including claims for personal injury or death caused by equipment rented or sold by the Company or motor vehicle accidents involving the Company's delivery and service personnel and compensation and other employment related claims. The Company carries a broad range of insurance for the protection of its assets and operations. However, such coverage is subject to a deductible of $1 million and limited to a maximum of $97 million per occurrence. In addition, the Company does not maintain insurance coverage for environmental liability, since the Company believes that the cost for such coverage is high relative to the benefit that it provides. Furthermore, certain types of claims, such as claims for punitive damages or for damages arising from intentional misconduct, which are often alleged in third party lawsuits, might not be covered by the Company's insurance. There can be no assurance that insurance will continue to be available to the Company on economically reasonable terms, if at all, that existing or future claims will not exceed the level of the Company's insurance or relate to matters not covered by the Company's insurance (such as environmental liability), or that the Company will have sufficient capital available to pay any uninsured claims.

Environmental and Safety Regulations

  The Company's equipment, facilities and operations are subject to certain federal, state and local laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing wastewater discharges, the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality and the remediation of contamination associated with the release of hazardous substances. Under such laws, an owner or lessee of real estate may be liable for, among other things, (i) the costs of removal or remediation of certain hazardous or toxic substances located on, in, or emanating from, such property, as well as related costs of investigation and property damage and substantial penalties for violations of such laws, and (ii) environmental contamination at facilities where its waste is or has been disposed. Such laws often impose such liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of such hazardous or toxic substances. The activities of the Company that are or may be impacted by these laws include, but are not limited to, the use of hazardous materials to clean and maintain equipment and the disposal of solid and hazardous waste and wastewater from equipment washing. In addition, the Company dispenses petroleum products from underground and above-ground storage tanks located at certain rental locations and is required from time to time to remove or upgrade tanks in order to comply with applicable laws. Furthermore, the Company has acquired or leased certain locations which have or may have been contaminated by leakage from underground tanks or other sources and is in the process of assessing the nature of the required remediation. Based on the conditions currently known to the Company, the Company believes that any unreserved environmental remediation and compliance costs required with respect to those conditions will not have a material adverse affect on the Company. However, there can be no assurance that the Company will not identify adverse environmental conditions that are not currently known to it, that all potential releases from underground storage tanks removed in the past have been identified, or that environmental and safety requirements will not become more stringent or be interpreted and applied more stringently in the future. The identification of such adverse environmental conditions or such future changes or interpretations could result in additional environmental compliance or remediation costs not currently anticipated by the Company, which depending on the magnitude of the cost could have a material adverse effect on the Company.

Concentrated Control

  As of the date of this Prospectus the executive officers and directors of the Company own in the aggregate more than 50% of the outstanding Common Stock. Such share ownership may effectively give such persons the ability to elect the entire Board of Directors of United Rentals and to control the Company's management and affairs.

Volatility of Price of Preferred Securities and Common Stock

  The market price of the Preferred Securities and the Common Stock could be subject to significant variation due to fluctuations in the Company's operating results, the degree of success the Company achieves in implementing its business strategy, changes in business or regulatory conditions affecting the Company, its customers or its competitors, and other factors. In addition, the financial markets may experience volatility that affects the market prices of securities in ways unrelated to the operating performance of the issuers of such securities, and such volatility may adversely affect the market price of the Preferred Securities and the Common Stock.

Absence of Dividends

  United Rentals has never paid any dividends on its Common Stock and has no plans to pay dividends on its Common Stock in the foreseeable future. Under the terms of certain of the agreements governing certain of the Company's outstanding indebtedness, United Rentals is prohibited from paying dividends on the Common Stock.

Shares Eligible For Future Sale

  Sales of substantial amounts of Common Stock (including shares issued upon exercise of warrants, options or convertible securities), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

Anti-takeover Provisions

  Certain provisions of United Rentals' Certificate of Incorporation and By-laws, as well as applicable Delaware law, may have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company. These provisions provide, among other things, that (i) the Board of Directors shall be divided into three classes, with directors of each class serving for a staggered three-year period, (ii) directors may be removed only for cause and only upon the affirmative vote of at least 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote, (iii) stockholders may not act by written consent,
(iv) stockholder nominations and proposals may only be made if specified advance notice requirements are complied with, (v) stockholders are precluded from calling a special meeting of stockholders, and (vi) the Board of Directors has the authority to issue shares of preferred stock (up to a specified limit) in one or more series and to fix the powers, preferences and rights of any such series without stockholder approval. Moreover, under certain conditions, Section 203 of the Delaware General Corporation Law may prevent the Company from engaging in a "business combination" with an "interested stockholder."

Risks Associated With International Operations

  The Company's operations outside the United States are subject to risks normally associated with international operations, including currency conversion risks and complying with foreign laws.

Year 2000 Issues

  The Company's software vendors have informed the Company that its recently-installed information technology system is year 2000 compliant. The Company has, therefore, not developed any contingency plans relating to year 2000 issues and has not budgeted any funds for year 2000 issues. Although the Company believes that its system is year 2000 compliant, unanticipated year 2000 problems may arise which, depending on the nature and magnitude of the problem, could adversely affect the Company's business. Furthermore, year 2000 problems involving third parties may have a negative impact on the Company's customers or suppliers, the general economy or on the ability of businesses generally to receive essential services (such as telecommunications, banking services, etc.). Any such occurrence could adversely affect our business.

                                USE OF PROCEEDS

  The Selling Holders will receive all of the proceeds from any sale of the Offered Securities. Neither the Company nor the Issuer will receive any proceeds from the sale of the Offered Securities.

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                                                                  Nine Months
                                                                     Ended
                                        Year Ended December 31,   September 30,
                                        ------------------------ --------------
                                        1993 1994 1995 1996 1997      1998
                                        ---- ---- ---- ---- ---- --------------
Ratio of earnings to combined fixed
 charges and preferred stock dividends
 (1)..................................  4.0x 4.5x 4.8x 4.0x 3.4x    1.8x(2)

--------
(1)  For purposes of calculating this ratio:

    . earnings consist of income before income taxes and extraordinary items plus fixed charges (but only to the extent that fixed charges were deducted in calculating income);

    . fixed charges consist of interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the Company's estimate of the interest portion of rental expense; and

    . the dividend amount with respect to any preferred stock is considered to be the amount of pre-tax earnings that is required to pay the dividend on such stock.

(2) Earnings during this period were impacted by merger-related expenses of $42.2 million. Excluding such expenses, the ratio of earnings to combined fixed charges and preferred stock dividends during this period would have been 2.7x.

                             ACCOUNTING TREATMENT

  The financial statements of the Issuer are consolidated with the Consolidated Financial Statements of the Company that have been incorporated herein by reference. The Preferred Securities are shown on such Consolidated Financial Statements as Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary trust. The sole asset of the Issuer is the Debentures.

                            UNITED RENTALS TRUST I

  The Issuer is a statutory business trust formed under the Trust Act pursuant to (i) the Trust Agreement and (ii) the Certificate of Trust. United Rentals owns Common Securities having an aggregate liquidation preference equal to approximately 3% of the total capital of the Issuer. The Issuer was formed for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Issuer and investing the gross proceeds from the sale of the Preferred Securities and Common Securities in the Debentures; (ii) distributing the Issuer's income; and (iii) engaging in only those other activities necessary or incidental thereto. The Issuer has a term of approximately 40 years, but may terminate earlier as provided in the Trust Agreement.

  Pursuant to the Trust Agreement, the number of UR Trustees is currently five. Three of the UR Trustees (the "Administrative Trustees") are officers of United Rentals. The fourth trustee is a financial institution that is unaffiliated with United Rentals, which trustee serves as institutional trustee under the Trust Agreement (the "Property Trustee"). The Bank of New York, a New York banking corporation, is the Property Trustee and will continue as such until removed or replaced by the holder of the Common Securities. The Bank of New York also acts as trustee (the "Guarantee Trustee") under the Guarantee. The fifth trustee is The Bank of New York (Delaware), which acts as the Delaware Trustee (as defined in the Trust Agreement) for the purposes of the Trust Act, until removed or replaced by the holder of the Common Securities. United Rentals, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any UR Trustee and to increase or decrease the number of UR Trustees; provided, that the number of UR Trustees shall be at least five, a majority of which shall be Administrative Trustees. See "Description of the Guarantee" and "Description of the Preferred Securities--Voting Rights; Amendment of the Trust Agreement."

  The Property Trustee holds title to the Debentures for the benefit of the holders of the Preferred Securities and the Property Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Preferred Securities. The Property Trustee makes payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Preferred Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. United Rentals will pay all fees and expenses related to the Issuer. See "Description of the Debentures--Expenses of Issuer."

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement and the Trust Act. See "Description of the Preferred Securities."

  The address of the Delaware Trustee in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  This summary of certain terms of the Preferred Securities and of certain provisions of documents described below do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of such documents (including the definitions therein of certain terms), forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Wherever particular Sections of, or terms defined in, such documents are referred to herein, such Sections or defined terms are incorporated by reference herein.

General

  Pursuant to the terms of the Trust Agreement, the UR Trustees, on behalf of the Issuer, issued the Preferred Securities and the Common Securities on August 5, 1998. The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer and the Common Securities represent common undivided beneficial interests in the assets of the Issuer. All of the Common Securities are owned by United Rentals. The Preferred Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Debentures is held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Trust Agreement does not permit the issuance by the Issuer of any securities other than the Preferred Securities and the Common Securities or the incurrence of any indebtedness by the Issuer. The payment of Distributions out of money held by the Issuer, and payments upon redemption of the Preferred Securities or liquidation of the Issuer, are guaranteed by United Rentals to the extent described under "Description of the Guarantee." The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient available funds to pay such Distributions. The remedy of a holder of Preferred Securities in such an event is as described herein under "--Enforcement of Certain Rights by Holders of Preferred Securities" and "--Voting Rights; Amendment of the Trust Agreement."

Distributions

  Distributions on each Preferred Security will be payable at the annual rate of 6 1/2% of the liquidation preference of $50 per Preferred Security. Distributions accumulate from the date of original issuance and are payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year to holders of record on the applicable record date, when, as and if available for payment by the Property Trustee, except as otherwise described below. The first distribution was made on November 1, 1998. The amount of Distributions payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day and without any additional Distributions or other payment in respect of any such delay (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  So long as no Debenture Event of Default has occurred and is continuing, United Rentals has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. As a consequence of any such election, quarterly Distributions on the Preferred Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum set forth herein, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, United Rentals may not, and may not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of United Rentals' capital stock, or (ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of United Rentals that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by United Rentals where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights (as defined herein) pursuant to a Rights Plan (as defined herein) in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of United Rentals' benefit plans for its directors, officers or employees, or the agreements between URI and certain officers of URI referred to in the 1997 10-K (which is incorporated by reference herein) under "Item 12--Security Ownership of Certain Beneficial Owners and Management--Certain Agreements Relating to Securities Held by Officers," (e) as a result of a reclassification of United Rentals' capital stock or the exchange or conversion of one series or class of United Rentals' capital stock for another series or class of United Rentals' capital stock, and (f) the purchase of fractional interests in shares of United Rentals' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, United Rentals may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, United Rentals may elect to begin a new Extension Period. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences-- U.S. Holder--Interest Income and Original Issue Discount."

  United Rentals has no current intention to exercise its right to defer payments of interest by extending the interest payment period on the Debentures.

  Distributions with respect to the Preferred Securities must be paid on the dates payable to the extent that the Issuer has funds available for the payment of such Distributions in the Property Account. The funds of the Issuer available for distribution to holders of the Preferred Securities are limited to payments under the Debentures in which the Issuer invested the proceeds from the issuance and sale of the Preferred Securities and the Common Securities. See "Description of the Debentures." If United Rentals does not make interest payments on such Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (to the extent the Issuer has funds on hand available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by United Rentals on a limited basis as set forth herein under "Description of the Guarantee."

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which shall be the fifteenth day (whether or not a Business Day) next preceding the relevant distribution date. As long as the Preferred Securities remain in book-entry form, subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Form, Transfer, Exchange and Book-Entry Procedures."

Conversion Rights

 General

  The Preferred Securities are convertible at any time prior to the Conversion Expiration Date, at the option of the holder thereof and in the manner described below, into shares of Common Stock at an initial conversion rate of
1.14593 shares of Common Stock for each Preferred Security (equivalent to a conversion price of $43.6325 per share of Common Stock), subject to adjustment as described under "--Conversion Price Adjustments" below. Whenever United Rentals issues shares of Common Stock upon conversion of Preferred Securities and United Rentals has in effect at such time a share purchase rights or similar plan (a "Rights Plan") under which holders of Common Stock are issued rights ("Rights") entitling the holders thereof under certain circumstances to purchase an additional share or shares of Common Stock, United Rentals will issue, together with each such share of Common Stock, an appropriate number of such rights.

  A holder of Preferred Securities wishing to exercise its conversion right shall surrender such Preferred Securities together with an irrevocable conversion notice to the Conversion Agent, which shall, on behalf of such holder, exchange the Preferred Securities for a portion of the Debentures and immediately convert such Debentures into Common Stock. So long as a book-entry system for the Preferred Securities is in effect, however, the procedures for converting the Preferred Stock that are in the form of Global Certificates into shares of Common Stock will be as described under "--Form, Transfer, Exchange and Book-Entry Procedures." United Rentals' delivery upon conversion of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of any fractional share) shall be deemed to satisfy United Rentals' obligation to pay the principal amount at maturity of the portion of the Debentures so converted and any unpaid interest accrued on such Debentures at the time of such conversion. For a discussion of the taxation of such an exchange to holders, see "Certain Federal Income Tax Consequences--U.S. Holders--Conversion of Preferred Securities into Common Stock." Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

  Accrued Distributions will not be paid on Preferred Securities that are converted, provided, however, that holders of Preferred Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution payable on such Preferred Securities on the corresponding Distribution payment date notwithstanding the conversion of such Preferred Securities on or subsequent to such Distribution record date but prior to such Distribution payment date. Except as provided in the immediately preceding sentence, the Issuer will make no payment or allowance for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities. United Rentals will make no payment or allowance for dividends on the shares of Common Stock issued upon such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which proper notice was received by the Conversion Agent.

  Shares of Common Stock issued upon conversion of Preferred Securities will be validly issued, fully paid and non-assessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash.

 Expiration of Conversion Rights

  On and after August 2, 2001, United Rentals may, at its option, cause the conversion rights of holders of Preferred Securities to expire. United Rentals may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of Common Stock exceeds 120% of the conversion price of the Preferred Securities, subject to adjustment in certain circumstances. In order to exercise its option to cause the conversion rights of holders of Preferred Securities to expire, United Rentals must issue a press release for publication on the Dow Jones News Service announcing the Conversion Expiration Date prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to August 2, 2001. The press release shall announce the Conversion Expiration Date and provide the current conversion price of the Preferred Securities and the Current Market Price of the Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release.

  Notice of the expiration of conversion rights will be given by United Rentals by first-class mail to the holders of the Preferred Securities not more than four Business Days after United Rentals issues the press release. Conversion rights will terminate at the close of business on the Conversion Expiration Date which will be a date selected by United Rentals not less than 30 nor more than 60 days after the date on which United Rentals issues the press release announcing its intention to terminate conversion rights of the Preferred Securities. In the event that United Rentals does not exercise its option to terminate the conversion rights of the Preferred Securities, the Conversion Expiration Date with respect to the Preferred Securities will be two Business Days preceding the date set for redemption of the Preferred Securities.

  The term "Current Market Price" of Common Stock for any day means the last reported sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Consolidated Transaction Tape, or, if the Common Stock is not listed or admitted to trading on the NYSE on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the National Market System of the National Association of Securities Dealers, Inc., or, if the Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of United Rentals for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of United Rentals.

 Conversion Price Adjustments

  General. The conversion price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable exclusively on Common Stock in Common Stock; (ii) the issuance to all holders of Common Stock of rights or warrants entitling holders of such rights or warrants (for a period not exceeding 45 days) to subscribe for or purchase Common Stock at less than the then Current Market Price; (iii) subdivisions and combinations of Common Stock; (iv) the payment of dividends (and other distributions) to all holders of Common Stock consisting of evidences of indebtedness of United Rentals, securities or capital stock, cash, or assets (including securities, but excluding those rights or warrants referred to above in clause (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Common Stock paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 12.5% of the last sale price of Common Stock, as reported on the NYSE Consolidated Transactions Tape, on the trading day immediately preceding the date of declaration of such dividend (such adjustment being limited to the amount in excess of 12.5% of such Current Market Price); and (vi) payment in respect of a tender or exchange offer (other than an odd-lot offer) by United Rentals or any subsidiary of United Rentals for Common Stock at a price per share in excess of 110% of the Current Market Price of Common Stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer (such adjustment being limited, in respect of the excess over Current Market Price, to the amount in excess of 110% of such Current Market Price).

  United Rentals from time to time may reduce the conversion price of the Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by United Rentals for any period of at least 30 days, in which case United Rentals shall give at least 15 days' notice of such reduction. United Rentals may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of United Rentals deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Consequences--U.S. Holders-- Adjustment of Conversion Price."

  No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of United Rentals and the investment of additional optional amounts in shares of Common Stock under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of United Rentals or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of

Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Common Stock at less than the Current Market Price. There shall also be no adjustment of the conversion price in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

  Merger, Consolidation or Sale of Assets of United Rentals. In the event that United Rentals is a party to any transaction, including, without limitation, a merger (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), consolidation, sale of all or substantially all of the assets of United Rentals, recapitalization or reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Preferred Security shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined below), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which a Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Preferred Security shall thereafter be convertible (in the manner described herein) into common stock of the kind received by holders of Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Preferred Securities will have no voting rights with respect to any Transaction described in this section.

  If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Preferred Security shall be convertible solely into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change.

  The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

    (i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price per Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Preferred Securities and through July 31, 1999, and the twelve-month periods commencing August 1, 1999 and August 1, 2000, the product of 106.50, 105.85 and 105.20, respectively, multiplied by $50) plus (y) any then-accrued and unpaid distributions on one Preferred Security; and

    (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, will thereupon be adjusted by multiplying such conversion price by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction the numerator of which is one and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

  In the absence of the Fundamental Change provisions, in the case of a Transaction each Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of Common Stock into which such Preferred Security was convertible immediately prior to such Transaction. A failure to apply the Fundamental Change conversion price adjustments described above could substantially lessen or eliminate the value of the conversion privilege associated with the Preferred Securities. For example, if United Rentals were acquired in a cash merger, each Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of United Rentals and other factors.

  The foregoing conversion price adjustments are designed, in certain circumstances, to reduce the conversion price that would be applicable in Fundamental Change Transactions where all or substantially all the Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Common Stock consists of stock listed or admitted for listing subject to notice of issuance on the NYSE or a national securities exchange or quoted on the Nasdaq National Market (a Non-Stock Fundamental Change, as defined below). Such reduction would result in an increase in the amount of the securities, cash, or property into which each Preferred Security is convertible over that which would have been obtained in the absence of such conversion price adjustments.

  In a Non-Stock Fundamental Change Transaction where the initial value received per share of Common Stock (measured as described in the definition of Applicable Price below) was lower than the then applicable conversion price of a Preferred Security but greater than or equal to the "Reference Market Price," the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Common Stock in the Transaction but in an amount per Preferred Security that would at the time of the Transaction have had a value equal to the then applicable redemption price per Preferred Security set forth below under "--Optional Redemption" or, for periods prior to the date on and after which United Rentals may cause the conversion rights of the holders of Preferred Securities to expire, the amounts referred to in (i) above for such periods.

  In a Non-Stock Fundamental Change Transaction where the initial value received per share of Common Stock (measured as described in the definition of Applicable Price) is lower than both the conversion price of a Preferred Security in effect prior to any adjustment described above and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

  In a Fundamental Change Transaction where all or substantially all the Common Stock was converted into securities, cash, or property and more than 50% of the value received by the holders of Common Stock consists of listed or Nasdaq National Market traded common stock (a Common Stock Fundamental Change, as defined below), the foregoing adjustments are designed to provide in effect that (a) where Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of Common Stock into which such Preferred Security was convertible immediately before the Transaction (measured as aforesaid) and (b) where Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Common Stock into which such Preferred Security was convertible immediately before such Transaction.

  The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Common Stock received only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined below) for the Common Stock during the ten trading days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by United Rentals to appropriately reflect any of the events referred to in clauses (i) through
(vi) of the first paragraph under "--Conversion Price Adjustments--General."

  The term "Closing Price" means on any day the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NYSE Consolidated Transactions Tape or, if the stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm selected by the Debenture Trustee for that purpose.

  The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of United Rentals) of the consideration received by holders of Common Stock consisted of common stock that for each of the ten consecutive trading days prior to the Entitlement Date had been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) United Rentals continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of United Rentals or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Preferred Securities.

  The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock was exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Common Stock received in such Transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

  The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

  The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by United Rentals to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General."

  The term "Reference Market Price" shall initially mean $23.46 (which is an amount equal to 66 2/3% of the reported last sales price for Common Stock on the NYSE Consolidated Tape on July 30, 1998), and in the event of any adjustment of the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Preferred Securities.

Special Event Exchange or Redemption

  At any time following the occurrence and the continuation of a Tax Event or an Investment Company Event, the Administrative Trustees shall direct the Conversion Agent to exchange all outstanding Preferred Securities for Debentures, provided, that in the case of a Tax Event, United Rentals shall have the right to (a) direct that less than all, or none, of the Preferred Securities be so exchanged if and for so long as United Rentals shall have elected to pay any Additional Sums such that the net amounts received by the holders of Preferred Securities not so exchanged in respect of Distributions and other distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or
(b) redeem the Debentures (and, as a result, the Preferred Securities) in the manner set forth below.

  If a Tax Event shall occur or be continuing, United Rentals shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole but not in part, for cash at the Tax Redemption Price, plus accrued and unpaid interest thereon. Promptly following such redemption, Preferred Securities and Common Securities with an aggregate liquidation preference equal to the aggregate principal amount of the Debentures so redeemed will be redeemed by the Issuer at the Tax Redemption Price plus accrued and unpaid Distributions thereon to the redemption date on a pro rata basis. The Common Securities will be redeemed on a pro rata basis with the Preferred Securities, except that if a Trust Agreement Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to the Tax Redemption Price. See also "-- Subordination of Common Securities."

  Holders of Preferred Securities, by purchasing such Preferred Securities, will be deemed to have agreed to be bound by these exchange provisions in regard to the exchange of such Preferred Securities for Debentures on the terms described above.

Distribution of Debentures

  At any time, United Rentals will have the right to dissolve the Issuer and, after satisfaction of the liabilities to creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. Under current United States federal income tax law and interpretations and assuming, as expected, the Issuer is not treated as an association taxable as a corporation for United States federal income tax purposes, a distribution of the Debentures should not be a taxable event to the Issuer and holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--U.S. Holders--Redemption of Preferred Securities for Debentures or Cash Upon Liquidation of the Issuer."

  After the liquidation date fixed for any distribution of Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by DTC or its nominee will be deemed to represent the Debentures having a principal amount equal to the liquidation preference of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Preferred Securities until such certificates are presented to the Property Trustee for transfer or reissuance.

Optional Redemption

  Except as provided under "--Mandatory Redemption" below, the Preferred Securities may not be redeemed by the Issuer prior to August 2, 2001.

  On and after such date, upon any permitted redemption by United Rentals of Debentures, the Preferred Securities will, subject to the next succeeding sentence, be subject to redemption, in whole or in part, at the following percentages of the liquidation preference thereof plus accrued and unpaid Distributions, if any, to the date fixed for redemption if redeemed during the twelve-month period commencing August 1 (August 2 with regards to 2001) in each of the following years indicated:

                         Redemption
Year                       Price
----                     ----------
2001....................  104.55%
2002....................  103.90%
2003....................  103.25%
2004....................  102.60%

                         Redemption
Year                       Price
----                     ----------
2005....................  101.95%
2006....................  101.30%
2007....................  100.65%
2008 and thereafter.....  100.00%

  The aggregate liquidation preference of the Preferred Securities and Common Securities so redeemed will equal the aggregate principal amount of Debentures redeemed by United Rentals, which may not exceed the amount of the proceeds derived, directly or indirectly, by United Rentals from the issuance and sale of Common Stock within 12 months preceding the date fixed for redemption.

  The Issuer may not redeem the Preferred Securities in any case unless all accrued and unpaid Distributions have been paid in full on all outstanding Preferred Securities for all quarterly distribution periods terminating prior to and including the redemption date. If fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be so redeemed will be selected as described under "--Redemption Procedures" and "-- Form, Transfer, Exchange and Book-Entry Procedures."

  In the event United Rentals redeems the Debentures in certain circumstances upon the occurrence of a Tax Event as described under "--Special Event Exchange or Redemption," the Preferred Securities will be redeemed at the Tax Redemption Price thereof together with accrued and unpaid Distributions to, but excluding, the redemption date.

  If at any time following the Conversion Expiration Date, less than 5% of the Preferred Securities offered hereby remain outstanding, such Preferred Securities shall be redeemable at the option of the Issuer, in whole but not in part, at a redemption price of $50 per Preferred Security, plus all accrued and unpaid Distributions.

Mandatory Redemption

  Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a "Debenture Event of Default" described under "Description of the Debentures--Debenture Events of Default," the Debentures shall be subject to mandatory redemption, in whole but not in part, by United Rentals, and the proceeds from such repayment will be applied to redeem Preferred Securities and Common Securities having an aggregate liquidation preference equal to the aggregate principal amount of Debentures so repaid or redeemed at a redemption price equal to the respective liquidation preference of the Preferred Securities and Common Securities or, in the case of a redemption of the Debentures, at the redemption price paid with respect to the Debentures, as described below, together with accrued and unpaid distributions on the Preferred Securities and

Common Securities to the date of redemption. In the case of an acceleration of the Debentures, the Preferred Securities will be redeemed only when repayment of the Debentures has actually been received by the Issuer. In addition, as described above under "--Special Event Exchange or Redemption," upon the occurrence of a Special Event, Preferred Securities shall be exchanged for Debentures unless, in the case of a Tax Event, United Rentals shall have elected to (a) pay any Additional Sums such that the net amounts of Distributions received by the holders of any Preferred Securities not so exchanged are not reduced as a result of such Tax Event and shall not have revoked any such election or failed to make such payments or (b) redeem the Debentures (and, as a result, the Preferred Securities) as further set forth in "--Special Event Exchange or Redemption."

Redemption Procedures

  Preferred Securities redeemed on the date fixed for redemption shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of the Preferred Securities shall be made and the redemption price shall be payable on the redemption date only to the extent that the Issuer has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities."

  Notice of any redemption (optional or mandatory) of Preferred Securities (which notice will be irrevocable) will be given by the Property Trustee to each record holder of Preferred Securities that are being redeemed not fewer than 30 nor more than 60 days prior to the redemption date. If the Property Trustee gives a notice of redemption in respect of the Preferred Securities, then, by 11:00 a.m., New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or the Conversion Agent, as the case may be, funds sufficient to pay the applicable redemption price and will give DTC or the Conversion Agent, as the case may be, irrevocable instructions and authority to pay the redemption price to the holders of such Preferred Securities. See "--Form, Transfer, Exchange and Book-Entry Procedures--Certain Book-Entry Procedures for Global Certificates." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable redemption price and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities as of the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the redemption price, but without interest on such redemption price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by United Rentals pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the redemption date originally established by the Issuer to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

  Subject to applicable law (including, without limitation, United States federal securities law), United Rentals or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the redemption price on the Preferred Securities and any distribution or exchange of Debentures to holders of Preferred Securities shall be made to the applicable record holders thereof as they appear on the Securities Register for such Preferred Securities on the relevant record date, which shall be the fifteenth day (whether or not a Business Day) prior to the redemption date or liquidation date, as applicable.

  If less than all of the Preferred Securities and Common Securities issued by the Issuer are to be redeemed on a redemption date, then the aggregate liquidation preference of such Preferred Securities and Common Securities to be redeemed shall be allocated on a pro rata basis among the Preferred Securities and the Common Securities to be redeemed. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by lot or by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50 or an integral multiple of $50 in excess thereof) of the liquidation preference of the Preferred Securities. The Property Trustee shall promptly notify the Securities Registrar and the Conversion Agent in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed; it being understood that, in the case of Preferred Securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption of Debentures will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless United Rentals defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Debentures or portions thereof called for redemption.

Subordination of Common Securities

  Payment of Distributions on, and the redemption price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation preference of such Preferred Securities and Common Securities; provided, however, that if on any distribution date or redemption date a Trust Agreement Event of Default shall have occurred and be continuing, no payment of any Distribution on, or redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or redemption price of, the Preferred Securities then due and payable.

  In the case of any Trust Agreement Event of Default, United Rentals, as holder of the Common Securities, will be deemed to have waived any right to act with respect to any such Trust Agreement Event of Default until all such Trust Agreement Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Trust Agreement Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of United Rentals as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution upon Dissolution

  In the event of any voluntary or involuntary liquidation, termination, dissolution or winding up of the Issuer (each, a "Liquidation"), the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Issuer, after satisfaction of liabilities to creditors of the Issuer, distributions in an amount equal to the aggregate of the stated liquidation preference of $50 per Preferred Security plus accrued and unpaid

Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, after satisfaction of liabilities to creditors of the Issuer, Debentures in an aggregate principal amount equal to the aggregate stated liquidation preference of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities, have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities. See "--Distribution of Debentures."

  If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Trust Agreement Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

  Pursuant to the Trust Agreement, the Issuer shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of United Rentals;
(ii) the distribution of Debentures to the holders of the Preferred Securities and Common Securities, if United Rentals, as Depositor, has given written direction to the Property Trustee to dissolve the Issuer (which direction is optional and wholly within the discretion of United Rentals, as Depositor);
(iii) the redemption, conversion, or exchange of all of the Preferred Securities and Common Securities; (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer; and (v) the occurrence of a Special Event, except in the case of a Tax Event following which United Rentals has elected (a) to pay any Additional Sums such that the net amount received by holders of Preferred Securities in respect of Distributions is not reduced as a result of such Tax Event and United Rentals has not revoked any such election or failed to make such payment or (b) redeem all or some of the Debentures in the manner set forth under "--Special Event Exchange or Redemption."

Trust Agreement Events of Default; Notice

  An event of default under the Indenture (a "Debenture Event of Default") will constitute an event of default under the Trust Agreement with respect to the Preferred Securities and the Common Securities (a "Trust Agreement Event of Default"), whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

  Within ten days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Agreement Event of Default to the holders of the Preferred Securities, the Administrative Trustees and United Rentals, as Depositor, unless such Trust Agreement Event of Default shall have been cured or waived. United Rentals, as Depositor, and the Administrative Trustees, on behalf of the Issuer, are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Trust Agreement Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon dissolution of the Issuer as described above. See "--Liquidation Distribution Upon Dissolution." The existence of a Trust Agreement Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

Enforcement of Certain Rights by Holders of Preferred Securities

  If a Trust Agreement Event of Default has occurred and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Debentures against United Rentals. In addition, the holders of a majority in aggregate liquidation preference of the Preferred

Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may proceed to enforce such rights directly against United Rentals. Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of United Rentals to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities shall have the right to institute a Direct Action against United Rentals for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder on or after the respective due date specified in the Debentures. In connection with any such Direct Action, the rights of United Rentals will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by United Rentals to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly against United Rentals any other remedy available to the Property Trustee unless the Property Trustee first fails to do so.

Merger or Consolidation of UR Trustees

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such UR Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such UR Trustee, shall be the successor of such UR Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer

  The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. The Issuer may, at the request of United Rentals, with the consent of the Administrative Trustees and without the consent of the Property Trustee, the Delaware Trustee or the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) United Rentals expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, United Rentals has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (c) except where 100% of the holders of Preferred Securities have consented as set forth in the following sentence, following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer or such successor entity will be treated as a grantor trust for United States federal income tax purposes and (viii) United Rentals or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in aggregate liquidation preference of the Preferred Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

  Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by United Rentals and the UR Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provision of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Preferred Securities and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act or be classified as other than a grantor trust for United States federal income tax purposes or
(iii) to maintain the qualification of the Trust Agreement under the Trust Indenture Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities or Common Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Preferred Securities and Common Securities. The Trust Agreement may be amended by the UR Trustees and United Rentals with (a) the consent of holders representing not less than a majority (based upon liquidation preferences) of the outstanding Preferred Securities and Common Securities, acting as a single class, and (b) receipt by the UR Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the UR Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from the status of an "investment company" under the Investment Company Act; provided further that without the consent of each holder of Preferred Securities and Common Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date.

  If any proposed amendment of the Trust Agreement provides for, or the UR Trustees otherwise propose to effect, the dissolution, winding-up or termination of the Issuer, other than pursuant to the terms of the Trust Agreement, then the holders of the then outstanding Preferred Securities, as a class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation preference of the outstanding Preferred Securities.

  The holders of a majority in aggregate liquidation preference of Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. So long as any Debentures are held by the Property Trustee, the UR Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee (as defined herein) or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, without in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Securities (except in the case of clause (iv), which consent, in the event that no Trust Agreement Event of Default shall occur and be continuing, shall be of the holders of Preferred Securities and Common Securities, voting together as a single class); provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the Preferred Securities. The UR Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of record of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures.

  A waiver of a Debenture Event of Default will constitute a waiver of the corresponding Trust Agreement Event of Default.

  Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of the Preferred Securities and the Common Securities or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for the Issuer to redeem and cancel the Preferred Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by United Rentals, the UR Trustees or any affiliate of any UR Trustee shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

  The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Form, Transfer, Exchange and Book-Entry Procedures--Certain Book-Entry Procedures for Global Certificates."

  Holders of the Preferred Securities will have no rights to appoint or remove the UR Trustees, who may be appointed, removed or replaced solely by United Rentals, as the direct or indirect holder of all the Common Securities.

Payment and Paying Agency

  Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and United Rentals. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and United Rentals. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and United Rentals) to act as Paying Agent.

Form, Transfer, Exchange and Book-Entry Procedures

  The Preferred Securities are represented by one or more certificates in registered, global form (collectively, the "Global Certificates"). The Global Certificates were deposited upon issuance with the Property Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Transfers of beneficial interests in the Global Certificates are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Except as set forth below, the Global Certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Certificates may not be exchanged for Preferred Securities in certificated form except in the limited circumstances described below under "--Exchanges of Book-Entry Certificates for Certificated Preferred Securities."

  The Trust Agreement provides that the certificates representing certain of the Preferred Securities (and the Common Stock acquired upon conversion thereof) are required to bear a restrictive legend and are subject to certain restrictions on transfer. However the certificates representing any Preferred Securities (or Common Stock acquired upon conversion thereof) that are covered by this Prospectus and are transferred by a Selling Holder pursuant to the Registration Statement of which this Prospectus forms a part will not be required to bear a restrictive legend, provided that the prospectus delivery requirements of the Securities Act are complied with and the Selling Holder delivers a notice of sale to the Property Trustee substantially in the form of Exhibit A hereto.

 Exchanges of Book-Entry Certificates for Certificated Preferred Securities

  A beneficial interest in a Global Certificate may not be exchanged for a certificated Preferred Security unless (i) DTC (x) notifies the Issuer and the Company that it is unwilling or unable to continue as depositary for the Global Certificate or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case the Issuer and the Company thereupon fails to appoint a successor depositary, (ii) the Issuer and the Company, at their option, notify the Property Trustee in writing that they elect to cause the issuance of the Preferred Securities in certificated form or (iii) there shall have occurred and be continuing a Trust Agreement Event of Default or any event which after notice or lapse of time or both would be a Trust Agreement Event of Default. In all cases, certificated Preferred Securities delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Any such exchange will be effected through the DTC Deposit/Withdraw at Custodian ("DWAC") system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Certificate.

 Certain Book-Entry Procedures for Global Certificates

  The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuer and the Company take no responsibility for these operations and procedures and urge investors to contact the settlement system or their participants directly to discuss these matters.

  DTC has advised the Issuer and the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  DTC has advised the Issuer and the Company that its current practice, upon the issuance of a Global Certificate, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in a Global Certificate is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

  As long as DTC, or its nominee, is the registered holder of a Global Certificate, DTC or such nominee, as the case may be, is considered the sole owner and holder of the Preferred Securities represented by such Global Certificate for all purposes under the Trust Agreement and the Preferred Securities.

  Except in the limited circumstances described above, owners of beneficial interests in a Global Certificate are not entitled to have any portions of such Global Certificate registered in their names, are not entitled to receive physical delivery of Preferred Securities in definitive form and are not considered the owners or holders of the Global Certificate (or any Preferred Securities represented thereby) under the Trust Agreement or the terms of the Preferred Securities.

  Investors may hold their interests in a Global Certificate directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a Global Certificate are subject to the procedures and requirements of DTC.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Payments of Distributions on Global Certificates will be made to DTC or its nominee as the registered owner thereof. Neither the Issuer, the Company, the Property Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Issuer and the Company expect that DTC or its nominee, upon receipt of any payment of Distributions in respect of a Global Certificate representing any Preferred Securities held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate for such Preferred Securities as shown on the records of DTC or its nominee. The Issuer and the Company also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

  Interests in the Global Certificates will trade in DTC's settlement system and secondary market trading activity in such interests are therefore expected to settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC are expected to be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Issuer and the Company that it will take any action permitted to be taken by a holder of certificates (including the presentation of Preferred Securities for exchange as described below and the conversion of Preferred Securities) only at the direction of one or more participants to whose account with DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation preference of the Preferred Securities as to which such participant or participants has or have given such direction. However, if there is a Trust Agreement Event of Default, DTC reserves the right to exchange the Global Certificates for Preferred Securities in certificated form, and to distribute such Preferred Securities to its participants.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, United Rentals, the Property Trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Certificates.

  Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of the Preferred Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each participant to be redeemed.

  Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the Preferred Securities and the voting rights of participants, indirect participants and beneficial owners of Preferred Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Property Trustee and United Rentals.

 Transfer Agent, Registrar and Paying, Conversion and Exchange Agent

  The Property Trustee presently acts as transfer agent, registrar and paying, conversion and exchange agent for the Preferred Securities.

  Registration of transfers or exchanges of Preferred Securities will be effected without charge by or on behalf of the Issuer, but only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of the Preferred Securities after such Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

  United Rentals and certain of its subsidiaries may maintain deposit accounts and conduct other banking and corporate securities transactions and relationships with the Property Trustee in the ordinary course of their businesses. The Property Trustee, other than during the occurrence and continuance of a Trust Agreement Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Trust Agreement Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by United Rentals and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of United Rentals for United States federal income tax purposes. In this connection, United Rentals and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust of the Issuer or the Trust Agreement, that United Rentals and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

Registration Rights Agreement

  United Rentals and the Issuer entered into a registration rights agreement (the "Registration Rights Agreement") with the initial purchasers of the Preferred Securities, pursuant to which United Rentals and the Issuer agreed:
(a) to file with the SEC, within 90 days after the date of issuance of the Preferred Securities (the "Closing Date") a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Preferred Securities, the Debentures, the Guarantee and the Common Stock issuable upon conversion of the Preferred Securities and the Debentures (the "Registrable Securities"); (b) to use their reasonable best efforts to cause the Registration Statement to become effective within 180 days after the Closing Date; and (c) to keep the Shelf Registration Statement effective until the earliest of (i) the expiration of two years from the effective time, (ii) such time as all Registrable Securities have been sold pursuant to the Shelf Registration Statement, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in a new security not subject to transfer restrictions under the Securities Act being delivered and
(iii) such time as in the opinion of counsel, all of the Registrable Securities held by non-affiliates of the issuer thereof are eligible for resale pursuant to Rule 144(k) under the Securities Act and the restrictive legend provided for in the Trust Agreement has been removed from such Registrable Securities (the "Effectiveness Period"). The Registration Statement of which this Prospectus forms a part was filed by United Rentals and the Issuer in order to comply with the Registration Rights Agreement and constitutes the Shelf Registration Statement contemplated by the Registration Rights Agreement.

  The Registration Rights Agreement provides that in the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional 0.50% per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective. The payments provided for in this paragraph will constitute liquidated damages ("Liquidated Damages") and will be the exclusive monetary remedy available to holders of the Registrable Securities in respect to matters discussed in this paragraph.

  The Registration Rights Agreement provides that holders of 33 1/3% of the Registrable Securities (calculated on a Common Stock equivalent basis) may elect to have one underwritten offering. The managing underwriter(s) for any such offering must be selected by holders of 50% of the Registrable Securities (calculated on a Common Stock equivalent basis) to be included in the underwritten offering and must be reasonably acceptable to United Rentals. United Rentals has the right to defer any underwritten offering for up to 120 days for a valid business reason.

  United Rentals will pay all fees and expenses incident to the filing of the Shelf Registration Statement and maintaining its effectiveness for resales of Registrable Securities. In addition, United Rentals will pay up to a maximum of $80,000 for the fees and disbursements of a single counsel selected by holders of not less than 25% of the Registrable Securities (calculated on a Common Stock equivalent basis) to represent them in connection with the Shelf Registration Statement. Except as provided in the preceding sentence, the holders of Registrable Securities included in the Shelf Registration Statement will be responsible (on a pro rata basis based on the amount of Registrable Securities (calculated on a Common Stock equivalent basis) included therein) for the fees and disbursements of such counsel.

  In the case of an underwritten offering, United Rentals will pay up to a maximum of $200,000 for the fees and expenses in connection therewith (the fees and disbursements of one counsel for the holders participating in such offering being included in such fees and expenses). The holders participating in such offering will be responsible (on a pro rata basis based on the amount of Registrable Securities (calculated on a Common Stock equivalent basis) included in such offering) for all fees and expenses of such underwritten offering in excess of $200,000, including any fees and expenses of counsel to the holders, counsel to United Rentals and United Rentals' independent public accountants that may constitute part of such excess amount.

  In no event will United Rentals be responsible for underwriting discounts or commissions.

  In the Registration Rights Agreement, United Rentals, URI and the Issuer agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act, and each holder of Registrable Securities included in the Shelf Registration Statement will be obligated to indemnify United Rentals, the Issuer and any other holder against any liability with respect to any information furnished by such holder in writing to United Rentals (including, without limitation, in a Selling Securityholder's Questionnaire) expressly for use in the Shelf Registration Statement.

  Use of the prospectus included in the Shelf Registration Statement is subject to suspension by the Issuer or United Rentals at certain times under certain circumstances relating to pending corporate developments affecting the Company and public filings with the SEC and similar events.

  This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

Governing Law

  The Trust Agreement and the Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to its conflict of laws principles and excluding sections 3540 and 3561 of Title 12 of the Delaware Code Annotated.

                         DESCRIPTION OF THE GUARANTEE

  The Guarantee was executed and delivered by United Rentals concurrently with the issuance by the Issuer of the Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Bank of New York acts as trustee ("Guarantee Trustee") under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities.

General

  Pursuant to and to the extent set forth in the Guarantee, United Rentals irrevocably agreed to pay in full on a subordinated basis, the Guarantee Payments to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), are subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price (together with accumulated and unpaid Distributions) with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities. United Rentals' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by United Rentals to the holders of the Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  The Guarantee is an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Preferred Securities, but applies only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If United Rentals does not make interest payments on the Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor.

  United Rentals has, through the Guarantee, the Trust Agreement, the Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

  United Rentals has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to the Common Securities to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Trust Agreement Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantee

  The Guarantee constitutes an unsecured obligation of United Rentals and ranks subordinate and junior in right of payment to all Secured Indebtedness of United Rentals. United Rentals has guaranteed the obligations of URI under the Credit Facility and the Term Loan, and has pledged the outstanding common stock of URI as security for such guarantee. The Loan Guarantees will constitute Secured Indebtedness of United Rentals. The terms of the Guarantee, the Preferred Securities and the Debentures do not place any limitation on the amount of Secured Indebtedness or other indebtedness that may be incurred by United Rentals or subsidiaries of United Rentals. See "Description of the Debentures."

  The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution of the Debentures to the holders of the Preferred Securities. The Guarantee will not place a limitation on the amount of additional indebtedness that may be incurred by United Rentals or any of its subsidiaries.

Amendments and Assignment

  Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation preference of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities-- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of United Rentals and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Certain Covenants of United Rentals

  United Rentals has covenanted in the Guarantee that if and so long as (i) the Issuer is the holder of all the Debentures, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) United Rentals has elected, and has not revoked such election, to pay Additional Sums in respect of the Preferred Securities and Common Securities, United Rentals, subject to the subordination provisions hereinafter referenced, will pay to the Issuer such Additional Sums. United Rentals has also covenanted that it will not, and it will not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of United Rentals' capital stock or (ii) make any payment of principal of or, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of United Rentals that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by United Rentals where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights pursuant to a Rights Plan in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of United Rentals' benefit plans for its directors, officers or employees, or the agreements between URI and certain officers of URI referred to in the 1997 10-K (which is incorporated by reference herein) under "Item 12--Security Ownership of Certain Beneficial Owners and Management--Certain Agreements Relating to Securities Held by Officers," (e) as a result of a reclassification of United Rentals' capital stock or the exchange or conversion of one series or class of United Rentals' capital stock for another series or class of United Rentals' capital stock and (f) the purchase of fractional interests in shares of United Rentals' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred any event of which United Rentals has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which United Rentals shall not have taken reasonable steps to cure, (ii) United Rentals shall be in default with respect to its payment of any obligations under the Guarantee or (iii) United Rentals shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. United Rentals has also covenanted (i) for so long as Preferred Securities are outstanding, not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities, (ii) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the Indenture may succeed to United Rentals' ownership of the Common Securities, (iii) not to voluntarily terminate, wind-up or liquidate the Issuer, except (a) in connection with a distribution of the Debentures to the holders of the Preferred Securities in liquidation of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iv) to maintain the reservation for issuance of the number of shares of Common Stock that would be required from time to time upon the conversion of all the Debentures then outstanding, (v) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (vi) to deliver shares of Common Stock upon an election by the holders of the Preferred Securities to convert such Preferred Securities into Common Stock.

  As part of the Guarantee, United Rentals has agreed that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Common Stock or Debentures.

Events of Default

  An event of default under the Guarantee will occur upon the failure of United Rentals to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation preference of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Securities may institute a legal proceeding directly against United Rentals to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against United Rentals to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. United Rentals will waive any right or remedy to require that any action be brought first against the Issuer, or any other person or entity before proceeding directly against United Rentals.

  United Rentals, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not United Rentals is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

  The Guarantee Trustee, other than during the occurrence and continuance of a default by United Rentals in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

  The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Preferred Securities, upon full payment of the amounts payable upon liquidation of the Issuer, upon the distribution, if any, of Common Stock to the holders of Preferred Securities in respect of the conversion of all such holders' Preferred Securities into Common Stock or upon distribution of Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

                         DESCRIPTION OF THE DEBENTURES

  The Debentures were issued under a Convertible Subordinated Indenture, dated as of August 5, 1998 (the "Indenture"), between United Rentals and The Bank of New York as trustee (the "Debenture Trustee"), the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein by reference.

General

  The Debentures are unsecured and rank junior and subordinate in right of payment to all existing and future Secured Indebtedness of United Rentals. The Debentures are limited in aggregate principal amount to approximately $309.3 million, such amount being the sum of the aggregate stated liquidation preference of the Preferred Securities and capital contributed by United Rentals in exchange for the Common Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of United Rentals, whether under the Indenture or any existing or other indenture that United Rentals may enter into in the future or otherwise. See "-- Subordination."

  Concurrently with the issuance of the Preferred Securities, the Issuer invested the proceeds thereof and the consideration paid by United Rentals for the Common Securities in the Debentures. The aggregate principal amount of the Debentures is equal to the aggregate stated liquidation preference of the Preferred Securities plus United Rentals' concurrent investment in the Common Securities.

  The Debentures are not subject to any sinking fund provision. The entire principal amount of the Debentures will mature, and become due and payable, together with any accrued and unpaid interest thereon, on August 1, 2028.

Interest

  The Debentures bear interest at the annual rate of 6 1/2% per annum, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, having commenced on November 1, 1998 (each, an "Interest Payment Date"), to the person in whose name each Debenture is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, subject to certain exceptions. It is anticipated that, until the liquidation, if any, of the Issuer, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

Global Securities

  If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Issuer as a result of the occurrence of a Special Event, the Debentures will be issued in the same form as the Preferred Securities which such Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, the Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in such a Global Security are not entitled to receive physical delivery of Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner of Preferred Securities must rely on the procedures of DTC, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

  If Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Issuer and a Global Security is issued, DTC will act as securities depositary for the Debentures represented by such Global Security. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities-- Form, Transfer, Exchange and Book-Entry Procedures." As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. United Rentals may appoint a successor to DTC or any successor depositary in the event DTC or such depositary is unable or unwilling to continue as a depositary for the Global Securities.

  None of United Rentals, the Debenture Trustee, any Paying Agent or the Securities Registrar have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security representing such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  A Global Security is exchangeable for Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies United Rentals that it is unwilling or unable to continue as a depositary for such Global Debenture and no successor depositary shall have been appointed by United Rentals within 90 days, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) United Rentals in its sole discretion determines that such Global Security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an Event of Default with respect to such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such Global Security. In the event that Debentures are issued in definitive form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described in "--Payment and Paying Agents" below.

Payment and Paying Agents

  Payments on Debentures represented by a Global Security will be made to DTC, as the depositary for the Debentures. In the event Debentures are issued in definitive form, principal of and premium, if any, and any interest on Debentures will be payable, the transfer of the Debentures will be registrable, and the Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the corporate office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as United Rentals may designate, except that at the option of United Rentals, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the

Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Debentures will be made to the Person in whose name such Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. United Rentals may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

  Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by United Rentals in trust, for the payment of the principal of and premium, if any, or interest on any Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of United Rentals, be repaid to United Rentals and the holder of such Debentures shall thereafter look, as a general unsecured creditor, only to United Rentals for payment thereof.

Option to Extend Interest Payment Period

  So long as no Event of Default under the Indenture has occurred and is continuing, United Rentals will have the right under the Indenture to defer the payment of interest (including any Liquidated Damages) on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. At the end of such Extension Period, United Rentals must pay all interest then accrued and unpaid (together with interest thereon at the stated annual rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Debentures (or holders of Preferred Securities while the Preferred Securities are outstanding) will continue to be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--U.S. Holders--Interest Income and Original Issue Discount."

  During any such Extension Period, United Rentals may not, and may not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of United Rentals' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of United Rentals that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by United Rentals where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights pursuant to a Rights Plan, and the declaration of a dividend of any Rights or the issuance of preferred stock under any Rights Plan in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of United Rentals' benefit plans for its directors, officers or employees or the agreements between URI and certain officers of URI referred to in the 1997 10-K (which is incorporated by reference herein) under "Item 12--Security Ownership of Certain Beneficial Owners and Management--Certain Agreements Relating to Securities Held by Officers," (e) as a result of a reclassification of United Rentals' capital stock or the exchange or conversion of one series or class of United Rentals' capital stock for another series or class of United Rentals' capital stock, and (f) the purchase of fractional interests in shares of United Rentals' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, United Rentals may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, United Rentals may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. United Rentals shall give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date Distributions on the Preferred Securities (or, if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee (or, if no Preferred Securities are outstanding, the Debenture Trustee) is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such record date. The Debenture Trustee and the Property Trustee shall give notice of United Rentals' election to begin an Extension Period to the holders of the Debentures and the Preferred Securities, respectively.

Mandatory Redemption

  Upon repayment at maturity or as a result of acceleration upon the occurrence of a Debenture Event of Default, United Rentals will redeem the Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon. Any payment pursuant to this provision shall be made prior to 11:00 a.m., New York City time, on the date of such repayment or acceleration or at such other time on such earlier date as the parties thereto shall agree. The Debentures are not entitled to the benefit of any sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.

Optional Redemption

  On and after August 2, 2001, and subject to the next succeeding sentence, United Rentals will have the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as provided below, during the twelve month periods beginning on August 1 (August 2 with regards to 2001) in each of the following years and at the indicated redemption prices (expressed as a percentage of the principal amount of the Debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed.

                         Redemption
          Year             Price
          ----           ----------
2001....................  104.55%
2002....................  103.90%
2003....................  103.25%
2004....................  102.60%

                         Redemption
          Year             Price
          ----           ----------
2005....................  101.95%
2006....................  101.30%
2007....................  100.65%
2008 and thereafter.....  100.00%

  The aggregate principal amount of the Debentures so redeemed may not, however, exceed the amount of the proceeds derived, directly or indirectly, by United Rentals from the issuance and sale of Common Stock within 12 months preceding the date fixed for redemption.

  For so long as the Issuer is the holder of all the outstanding Debentures, the proceeds of any such redemption will be used by the Issuer to redeem Preferred Securities and Common Securities in accordance with their terms. United Rentals may not, in any case, redeem the Debentures unless all accrued and unpaid interest thereon has been paid in full on all outstanding Debentures for all quarterly interest periods terminating prior to and including the redemption date. See "Description of the Preferred Securities-- Optional Redemption."

  If a Tax Event shall occur or be continuing, United Rentals shall also have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole but not in part, for cash at the Tax Redemption Price, plus accrued and unpaid interest thereon, as described in "Description of the Preferred Securities--Special Event Exchange or Redemption."

  If at any time following the Conversion Expiration Date, less than 5% of the original aggregate principal amount of the Debentures remains outstanding, such Debentures shall be redeemable at the option of United Rentals, in whole but not in part, at a redemption price equal to the principal amount thereof, plus any accrued and unpaid interest.

Redemption Procedures

  Notices of any redemption of the Debentures and the procedures for such redemption shall be as provided with respect to the Preferred Securities under "Description of the Preferred Securities--Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless United Rentals defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Debentures or portions thereof called for redemption.

Distribution of Debentures

  At any time, United Rentals has the right to terminate the Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of Preferred Securities in liquidation, the Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Debentures. It is anticipated that the depositary arrangements for the Debentures would be substantially identical to those in effect for the Preferred Securities. There can be no assurance as to the market price of any Debentures that may be distributed to the holders of Preferred Securities. For a description of DTC and the terms of the depositary matters, see "Description of the Preferred Securities--Form, Transfer, Exchange and Book-Entry Procedures."

Conversion of the Debentures

  The Debentures are convertible at the option of the holders of the Debentures into Common Stock, at any time prior to the earlier of the redemption or maturity thereof or the Conversion Expiration Date, initially at the rate of 1.14593 shares of Common Stock for each $50 in principal amount of the Debentures (equivalent to a conversion price of $43.6325 per share of Common Stock), subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights." The Issuer has covenanted for so long as the Preferred Securities are outstanding not to convert the Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of such Preferred Securities to the Conversion Agent for conversion, the Issuer will distribute the commensurate principal amount of the Debentures to the Conversion Agent on behalf of the holder of every Preferred Security so converted, whereupon the Conversion Agent will convert such Debentures into Common Stock on behalf of such holder. United Rentals' delivery to the holders of the Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy United Rentals' obligation to pay the principal amount of the Debentures, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for.

Expiration of Conversion Rights

  The conversion rights of any Debentures held by the Issuer shall expire upon the expiration of the conversion rights of the Preferred Securities on the terms described above under "Description of the Preferred Securities-- Conversion Rights--Expiration of Conversion Rights." In the case of any Debentures that have been exchanged for Preferred Securities under the conditions described under "Description of the Preferred Securities--Special Event Exchange or Redemption," on and after August 2, 2001, United Rentals may, at its option, cause the conversion rights of holders of such Debentures to expire. United Rentals may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of the Common Stock of United Rentals exceeds 120% of the conversion price of the Debentures, subject to adjustment in certain circumstances. In order to exercise its conversion expiration option, United Rentals must issue a press release for publication on the Dow Jones News Service announcing the Conversion Expiration Date prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to August 2, 2001.

The press release shall announce the Conversion Expiration Date and provide the current conversion price and Current Market Price of the Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release.

  Notice of the expiration of conversion rights will be given by first-class mail to the holders of the Debentures not more than four Business Days after United Rentals issues the press release. The Conversion Expiration Date will be a date selected by United Rentals not less than 30 nor more than 60 days after the date on which United Rentals issues the press release announcing its intention to terminate the conversion rights of Debenture holders. In the event that United Rentals does not exercise its conversion expiration option, the Conversion Expiration Date with respect to the Debentures will be two Business Days preceding the date set for redemption of the Debentures.

Modification of Indenture

  From time to time, United Rentals and the Debenture Trustee may, without the consent of the holders of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Debentures, or the holders of the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture will contain provisions permitting United Rentals and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debenture so affected, (i) change the stated maturity of the Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of the payments of interest as described under "--Option to Extend Interest Payment Period") or impair any right to institute suit for the enforcement of any such payment, or change the subordination provisions of the Indenture or any right to convert any Debentures in a manner adverse to the holders or (ii) reduce the percentage of principal amount of the Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation preference of the Preferred Securities then outstanding unless and until the principal of the Debentures and all accrued and unpaid interest thereon has been paid in full.

  Prior to the acceleration of the maturity of any Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding with respect to which a default or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the holders of all such affected Debentures waive any past default or a Debenture Event of Default and its consequences, except a default or a Debenture Event of Default in respect of a covenant or provision of the Indenture or of any Debentures which cannot be modified or amended without the consent of the holder of each of the Debentures affected.

Debenture Events of Default

  The occurrence of any of the following events with respect to the Debentures will constitute a "Debenture Event of Default" with respect to such
Debentures:

    (i) failure for 30 days to pay any interest on the Debentures, when due (subject to the deferral of any due date in the case of an Extension Period);

    (ii) failure to pay any principal of or premium, if any, on the Debentures when due whether at maturity, upon redemption by declaration or otherwise;

    (iii) failure by United Rentals to deliver shares of Common Stock upon an appropriate election by holders of the Debentures to convert such Debentures;

    (iv) default for 90 days by United Rentals in the observance or performance of any other covenant or agreement contained in the Indenture relating to the Debentures after written notice thereof as provided in the Indenture; or

    (v) certain events of bankruptcy, insolvency or reorganization relating to United Rentals or URI.

  A default or event of default under any Secured Indebtedness of United Rentals will not constitute a default under the Indenture or a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Secured Indebtedness of United Rentals, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Secured Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Debentures would constitute a Debenture Event of Default.

  If a Debenture Event of Default shall have occurred and be continuing, either the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may declare the principal amount of all Debentures and the interest, if any, accrued thereon to be due and payable immediately and, should the Debenture Trustee or the holders of the Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Preferred Securities then outstanding shall have such right.

  Upon certain conditions, any such declarations may be rescinded and annulled if all Debenture Events of Default, other than the nonpayment of accelerated principal, with respect to the Debentures then outstanding shall have been cured or waived as provided in the Indenture by the holders of a majority in aggregate principal amount of the Debentures then outstanding and, should the holders of the Debentures fail to waive such default, the holders of a majority in aggregate liquidation preference of the Preferred Securities shall have such right.

  The Indenture provides that the Debenture Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of the Debentures, unless such holders shall have offered to the Debenture Trustee reasonable indemnity. Subject to such provisions for indemnity and certain other limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the Debentures then outstanding (voting as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Debentures.

  The Indenture provides that no holder of the Debentures may institute any action against United Rentals under the Indenture (except actions for payment of overdue principal, premium or interest) unless such holder previously shall have given to the Debenture Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding (voting as one class) shall have requested the Debenture Trustee to institute such action and shall have offered the Debenture Trustee reasonable indemnity, the Debenture Trustee shall not have instituted such action within 60 days of such request and the Debenture Trustee shall not have received direction inconsistent with such request by the holders of a majority in aggregate principal amount of the Debentures then outstanding (voting as one class).

  The Indenture requires United Rentals to furnish to the Debenture Trustee annually a statement as to United Rentals' compliance with all conditions and covenants under the Indenture. The Indenture provides that the Debenture Trustee may withhold notice to the holders of the Debentures of any default (except defaults as to payment of principal, premium or interest on the Debentures) if it considers such withholding to be in the interest of the holders of the Debentures.

Enforcement of Certain Rights by Holders of Preferred Securities

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of United Rentals to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Debentures. United Rentals may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by United Rentals in connection with a Direct Action, United Rentals shall remain obligated to pay the principal of or interest on the Debentures held by the Issuer or the Property Trustee and United Rentals shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by United Rentals to such holder in any Direct Action.

Consolidation, Merger, Sale of Assets and Other Transactions

  The Indenture provides that United Rentals shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into United Rentals or convey, transfer or lease its properties and assets substantially or as an entirety to United Rentals, unless (i) if United Rentals consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes United Rentals' obligations on the Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of the Debentures, such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving United Rentals that may adversely affect holders of the Debentures.

Expenses of Issuer

  Pursuant to the Indenture, United Rentals will pay all of the costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or Common Securities the amounts due such holders pursuant to the terms of the Preferred Securities or Common Securities.

Subordination

  The indebtedness evidenced by the Debentures is subordinated in right of payment to the prior payment in full in cash of all Secured Indebtedness. The Debentures are subordinated indebtedness of United Rentals.

  The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to United Rentals or its assets, or any liquidation, dissolution or other winding-up of United Rentals, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of United Rentals, all Secured Indebtedness (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy regardless of whether such interest is an allowed claim in the bankruptcy proceeding) must be paid in full in cash before any payment is made on account of the principal of, premium, if any, or interest on the Debentures.

  During the continuance of any default in the payment of principal of, premium, if any, or interest, on any Secured Indebtedness, when the same becomes due, and after receipt by the Debenture Trustee and United

Rentals from representatives of holders of such Secured Indebtedness of written notice of such default, no direct or indirect payment by or on behalf of United Rentals of any kind or character (excluding certain permitted equity or subordinated securities) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Debentures unless and until such default has been cured or waived or has ceased to exist or such Secured Indebtedness shall have been discharged or paid in full in cash, after which United Rentals shall resume making any and all required payments in respect of the Debentures, including any missed payments.

  In addition, during the continuance of any other default with respect to any Designated Senior Indebtedness that permits, or would permit with the passage of time or the giving of notice or both, the maturity thereof to be accelerated (a "Non-payment Default") and upon the earlier to occur of (a) receipt by the Debenture Trustee and United Rentals from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (b) if such Non-payment Default results from the acceleration of the maturity of the Debentures, the date of such acceleration, no payment of any kind or character (excluding certain permitted equity or subordinated securities) may be made by United Rentals on account of the principal of, premium, if any, or interest on, or the purchase, redemption, or other acquisition of, the Debentures for the period specified below (the "Payment Blockage Period").

  The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Debenture Trustee and United Rentals from the representatives of holders of Designated Senior Indebtedness or the date of the acceleration referred to in clause (b) of the preceding paragraph, as the case may be, and shall end on the earliest to occur of the following events:
(i) 179 days have elapsed since the receipt of such notice or the date of the acceleration referred to in clause (b) of the preceding paragraph (provided the maturity of such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or
(iii) such Payment Blockage Period shall have been terminated by written notice to United Rentals or the Debenture Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which United Rentals shall promptly resume making any and all required payments in respect of the Debentures, including any missed payments. Only one Payment Blockage Period with respect to the Debentures may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Debenture Trustee of the notice or the date of the acceleration initiating such Payment Blockage Period and there must be a 180 consecutive day period in any 360 day period during which no Payment Blockage Period is in effect.

  If United Rentals fails to make any payment on the Debentures when due on account of the payment blockage provisions referred to above, such failure would constitute a Debenture Event of Default under the Indenture and would enable the holders of the Debentures to accelerate the maturity thereof. See "--Debenture Events of Default."

  By reason of such subordination, in the event of liquidation or insolvency, creditors of United Rentals who are holders of Secured Indebtedness may recover more, ratably, than the holders of the Debentures, and funds which would be otherwise payable to the holders of the Debentures will be paid to the holders of Secured Indebtedness to the extent necessary to pay the Secured Indebtedness in full, and United Rentals may be unable to meet its obligations fully with respect to the Debentures.

  At September 30, 1998, on a pro forma basis (after giving effect to all acquisitions completed by the Company subsequent to such date (through January 11, 1999) and the financing thereof) (i) United Rentals would have had outstanding $284.2 million of Secured Indebtedness and (ii) the subsidiaries of United Rentals would have had outstanding approximately $1,044.4 million of obligations (not including the obligations guaranteed by

United Rentals pursuant to the Loan Guarantees which constitutes Secured Indebtedness). The terms of the Debentures do not place any limitation on the amount of Secured Indebtedness or other indebtedness that may be incurred by United Rentals or subsidiaries of United Rentals.

  "Designated Senior Indebtedness" means (i) all Indebtedness of United Rentals under or as a result of a guarantee of the Credit Facility and the Term Loan and (ii) any issue of Secured Indebtedness which (a) at the time of determination is equal to or greater than $25 million in aggregate principal amount and (b) is specifically designated by United Rentals in the instrument evidencing such Secured Indebtedness as "Designated Senior Indebtedness."

  "Indebtedness" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed, (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such person and (vi) every obligation of the type referred to in clauses (i) through (v) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible for or liable, directly or indirectly, as obligor or otherwise.

  "Secured Indebtedness" means the principal (including without limitation all unpaid drawings with respect to letters of credit) of and premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy relating to United Rentals at the relevant contractual rate whether or not such claim for post-petition interest is allowed in such proceeding) on, and all other amounts owing with respect to, the following, whether outstanding on the date of execution of the Indenture or thereafter incurred, created or assumed, to the extent (but only to the extent) the same is secured by a lien, charge, mortgage or other encumbrance on property or assets of United Rentals or its subsidiaries (which term as used in this paragraph, shall not refer to the Issuer): (i) Indebtedness of United Rentals for money borrowed (including purchase money obligations, except Indebtedness to trade creditors) or evidenced by debentures (other than the Debentures), notes, bankers' acceptances or other corporate debentures or similar instruments; (ii) all capital lease obligations of United Rentals; (iii) all obligations with respect to letters of credit; (iv) all obligations with respect to currency hedging agreements, interest rate protection agreements and other similar agreements; (v) all Indebtedness of others of the type referred to in the preceding clauses (i) through (iv) assumed by or guaranteed in any manner by United Rentals or in effect guaranteed by United Rentals; and
(vi) renewals, extensions or refundings of any of the Indebtedness referred to in the preceding clauses (i), (ii), (iii), (iv) and (v) and in this clause
(vi). For purposes of the foregoing definition, all Indebtedness secured by a lien, charge, mortgage or other encumbrance on property or assets of United Rentals or its subsidiaries shall be deemed to be secured for purposes of said definition, notwithstanding any determination that the amount of Indebtedness so secured exceeds the value of the assets serving as security therefor and notwithstanding any determination in any bankruptcy or other proceeding that a portion of such Indebtedness shall be treated as unsecured because of any insufficiency in the value of the collateral securing such Indebtedness.

  Without limiting the foregoing, in any event all obligations of United Rentals with respect to (including any guarantees of obligations under) the Credit Facility and the Term Loan, including under the Loan Guarantees, shall constitute Secured Indebtedness.

Information Concerning the Debenture Trustee

  The Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of the Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

          RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES
                               AND THE GUARANTEE

Full and Unconditional Guarantee

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by United Rentals as and to the extent set forth under "Description of the Guarantee." Taken together, United Rentals' obligations under the Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that United Rentals does not make payments on the Debentures, the Issuer will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a Direct Action against United Rentals to enforce payment to such holder of the interest on or principal of Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder. All obligations of United Rentals under the Guarantee are subordinate and junior in right of payment to all existing and future Secured Indebtedness of United Rentals on substantially the same terms as provided above with respect to the Debentures; and pari passu with any unsecured debt, now or hereafter incurred by United Rentals.

Sufficiency of Payments

  As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation preference of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) United Rentals shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Preferred Securities and Common Securities under such Preferred Securities and Common Securities; and (iv) the Trust Agreement provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

  Notwithstanding anything to the contrary in the Indenture, United Rentals has the right to set-off any payment it is otherwise required to make thereunder with and to the extent United Rentals has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

  If default under the Guarantee is attributable to a failure by United Rentals to make a Guarantee Payment, a holder of any Preferred Securities may institute a legal proceeding directly against United Rentals to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

Limited Purpose of Issuer

  The Preferred Securities evidence a beneficial interest in the Issuer, and the Issuer was formed for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in the Debentures. A principal difference between the rights of a holder of Preferred Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from United Rentals the principal amount of and interest accrued on Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from the Issuer (or from United Rentals under the Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

Rights upon Dissolution

  Upon any Liquidation of the Issuer, the holders of the Preferred Securities at that time will be entitled to receive out of assets held by the Issuer, after satisfaction of liabilities to creditors of the Issuer, the Liquidation Distribution in cash unless, in connection with such Liquidation, after satisfaction of liabilities to creditors of the Issuer, Debentures in an aggregate principal amount equal to the aggregate stated liquidation preference of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities, have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of United Rentals, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of United Rentals, subordinated in right of payment to all Secured Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of United Rentals receive payments or distributions. Since United Rentals is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of the Preferred Securities and Common Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of United Rentals in the event of liquidation or bankruptcy of United Rentals would be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership, disposition and conversion of the Preferred Securities. This summary does not consider all aspects of federal income taxation that may be relevant to a particular investor in light of his or her particular circumstances. In particular, it does not deal with the United States federal income tax consequences to investors subject to special treatment under the Code such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," or as part of a "synthetic security" or "hedge," "conversion transaction" or other integrated investment, persons that have a "functional currency" other than the U.S. Dollar and investors in pass-through entities, such as partnerships. Further, it does not include any description of any alternative minimum tax consequences or those arising under United States federal gift and estate taxes (except to the limited extent set forth below under "Non-U.S. Holders") or the tax laws of any state, local or foreign government that may be applicable to the Preferred Securities.

  This discussion is generally limited to the United States federal income tax consequences to investors who hold the Preferred Securities as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code")).

  This summary is based on the Code, final and proposed Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Classification of the Debentures

  United Rentals has taken the position that the Debentures will be classified for United States federal income tax purposes as indebtedness of United Rentals under current law and, by acceptance of Preferred Securities, each holder covenants to treat the Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Debentures. No assurance can be given, however, that such position of United Rentals will not be challenged by the Internal Revenue Service (the "Service") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Debentures will be classified as indebtedness of United Rentals for United States federal income tax purposes.

Classification of the Issuer

  In the opinion of Weil, Gotshal & Manges LLP, special United States tax counsel to the Issuer and United Rentals, the Issuer will be classified as a grantor trust for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Debentures, and each holder will be required to include in its gross income its pro-rata share of interest income (and original issue discount, if any) with respect to those Debentures.

U.S. Holders

  The following discussion is limited to the United States federal income tax consequences relevant to a holder of Preferred Securities that is a U.S. Holder. As used herein, a "U.S. Holder" means a person who is (i) a citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to

United States federal income tax without regard to its source or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

 Interest Income and Original Issue Discount

  Under the Indenture, United Rentals has the option to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. United Rentals' option to extend the interest period will cause the Debentures to be subject to the "original issue discount" ("OID") rules for United States federal income tax purposes. Accordingly, regardless of a U.S. Holder's regular method of the accounting, a U.S. Holder will recognize interest income (in the form of OID) on a daily basis under a constant yield method over the term of the Debentures (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable and regardless of whether United Rentals exercises its option to extend any interest payment period. The amount of OID that will be recognized in any quarter will approximately equal the amount of income that accrues on the Debentures in that quarter at the stated interest rate.

  As a result, U.S. Holders of record during an Extension Period will continue to include interest (in the form of OID) in gross income in advance of the receipt of cash, and any such U.S. Holders who dispose of Preferred Securities or convert Preferred Securities into Common Stock prior to the record date for the payment of distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Issuer.

  Acquisition Premium and Bond Premium. The amount of OID required to be included in gross income by a U.S. Holder that acquires a Debenture would be reduced as described below if such U.S. Holder's adjusted tax basis in the Debenture immediately after such purchase (i) exceeds the "adjusted issue price" of the Debenture, and (ii) is less than or equal to its stated redemption price at maturity (reduced by any payments made on the Debenture other than payments of qualified stated interest). Any such excess of adjusted basis over adjusted issue price is considered "acquisition premium."

  The amount of the reduction in OID would be equal to the amount of OID otherwise includible multiplied by a fraction, the numerator of which is the amount of acquisition premium and the denominator of which is the excess of the stated redemption price at maturity of the Debenture (reduced as described above) over the adjusted issue price.

  If a subsequent U.S. Holder acquires a Debenture at less than the adjusted issue price of the Debenture, such U.S. Holder's OID would not exceed that of the original U.S. Holder. See, however, the discussion below under the caption "Market Discount."

  If a U.S. Holder's initial tax basis in a Debenture exceeds the amount payable at maturity on the Debenture (such excess being "bond premium"), the U.S. Holder would not accrue OID and may elect to amortize the bond premium over the period from its acquisition date to the maturity date of the Debenture and, except as Treasury regulations may otherwise provide, reduce the amount of interest included in income in respect of the Debenture by such amount.

  Except as may otherwise be provided in any Treasury regulations ultimately promulgated, amortizable bond premium may be offset against interest realized in respect of the taxable year of the U.S. Holder in an amount that is based upon the U.S. Holder's yield to maturity determined by using the U.S. Holder's tax basis in the Debenture and compounding at the close of each accrual period.

  A U.S. Holder who elects to amortize bond premium must reduce its adjusted basis in the Debenture by the amount of such allowable amortization. An election to amortize bond premium would apply to amortizable bond premium on all taxable bonds held at or acquired after the beginning of the U.S. Holder's taxable year as to which the election is made.

 Market Discount

  If a Debenture is acquired at a "market discount," some or all of any gain realized upon a subsequent sale, other disposition, or full or partial principal payment, of such Debenture may be treated as ordinary income, and not capital gain, as described below. For this purpose, "market discount" in the case of a debt obligation issued with OID is the excess (if any) of its adjusted issue price over the basis of such debt obligation immediately after its acquisition by the taxpayer, subject to a statutory de minimis exception. Unless a U.S. Holder has elected to include the market discount in income as it accrues, gain, if any, realized on any subsequent disposition (other than in connection with certain nonrecognition transactions) or full or partial principal payment of such Debenture will be treated as ordinary income to the extent of the accrued market discount that has not previously been included in income.

  The amount of market discount treated as having accrued will be determined either (i) on a straight-line basis by multiplying the market discount times a fraction, the numerator of which is the number of days the Debenture was held by the U.S. Holder and the denominator of which is the total number of days after the date such U.S. Holder acquired the Debenture up to and including the date of its maturity or (ii) if the U.S. Holder so elects, on a constant interest rate method.

  A U.S. Holder of a Debenture acquired at a market discount may elect to include market discount in income currently, through the use of either the straight-line inclusion method or the elective constant interest method in lieu of recharacterizing gain upon disposition as ordinary income to the extent of accrued market discount at the time of disposition. Once made, this election will apply to all notes and other obligations acquired by the electing U.S. Holder at a market discount during the taxable year for which the election is made, and all subsequent taxable years. If an election is made to include market discount in income currently, the basis of the Debenture in the hands of the U.S. Holder will be increased by the market discount thereon as it is included in income.

  Unless a U.S. Holder who acquires a Debenture at a market discount elects to include market discount in income currently, such U.S. Holder may be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such Debenture in an amount not exceeding the deferred income, until such income is realized.

 Redemption of Preferred Securities for Debentures or Cash Upon Liquidation of the Issuer

  Under certain circumstances, the Debentures may be distributed to U.S. Holders in exchange for the Preferred Securities. Under current law, such a distribution to U.S. Holders should be treated, for United States federal income tax purposes, as a nontaxable event and each U.S. Holder would receive an aggregate tax basis in the Debentures distributed equal to such U.S. Holder's aggregate tax basis in its Preferred Securities exchanged therefor. A U.S. Holder's holding period in the Debentures so received would include the period during which the Preferred Securities were held by such U.S. Holder. If, however, the exchange is caused by a Tax Event which results in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to both the Issuer and U.S. Holders of the Preferred Securities.

  Under certain circumstances described herein (see "Description of the Preferred Securities--Special Event Exchange or Redemption"), the Debentures may be redeemed for cash and the proceeds of such redemption distributed to U.S. Holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a U.S. Holder would recognize gain or loss in the same manner as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

 Sales of Preferred Securities

  A U.S. Holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the U.S. Holder's adjusted tax basis in such Preferred Securities. The tax basis of a Preferred Security will be increased by the amount of any interest in the form of

OID that is included in the U.S Holder's income and by any amounts includible in income as market discount (if the U.S. Holder elect to include such discount in income on a current basis), and will be decreased by the amount of any payments made by United Rentals on the Debentures and by any amortized bond premium previously deducted from income. In general, except to the extent of any market discount that the U.S. Holder did not elect to accrue into income currently, such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year at the time of sale. Generally, as a result of recently enacted legislation, long-term capital gain of an individual U.S. Holder is subject to a maximum tax rate of 20% in respect of capital assets held for more than one year.

  The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A U.S. Holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income any accrued but unpaid interest (in the form of OID) on the Debentures to the day before the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the U.S. Holders adjusted tax basis, such U.S. Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

 Conversion of Preferred Securities Into Common Stock

  A U.S. Holder of Preferred Securities generally will not recognize income, gain or loss upon the conversion of the Preferred Securities into Common Stock through the Conversion Agent. A U.S. Holder of Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock generally equal to the amount of cash received less such U.S. Holder's tax basis in such fractional share. Such a U.S. Holder's tax basis in Common Stock received upon conversion should generally be equal to such U.S. Holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and such U.S. Holder's holding period in the Common Stock received upon conversion should generally begin on the date such U.S. Holder acquired the Preferred Securities delivered to the Conversion Agent for exchange.

  U.S. Holders of Preferred Securities should not recognize gain or loss upon expiration of the conversion rights. Such expiration should not effect a significant modification of the underlying Debentures within the meaning of applicable Treasury Regulations and, thus, should not be considered a sale or exchange for United States federal income tax purposes.

 Adjustment of Conversion Price

  Section 305 of the Code treats as a distribution taxable as a dividend (to the extent of the issuing corporation's current or accumulated earnings and profits) certain actual or constructive distributions of stock with respect to stock or convertible securities. Under the Treasury Regulations, an adjustment in the conversion price of the Debentures may, under certain circumstances, be treated as a constructive dividend. A U.S. Holder of Preferred Securities would be required to include the amount of any such constructive dividend in gross income but will not receive any cash related thereto. In addition, a U.S. Holder's tax basis in a Preferred Security would be increased by the amount of any such constructive dividend.

Backup Withholding

  A U.S. Holder may be subject to backup withholding at a rate of 31% with respect to payments made on, and proceeds from the sale of, the Preferred Securities, any Debentures distributed by the Issuer or any Common Stock received on conversion, unless the U.S. Holder (i) is a corporation or comes within certain other exempt categories of recipients and, when required, demonstrates that status, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. U.S. Holders should consult with their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

  Backup withholding is not an additional tax. Any amount withheld as backup withholding would be refunded or credited against the U.S. Holder's federal income tax liability, provided that the required information is provided to the Service.

Non-U.S. Holders

  The following summary is limited to the United States federal income and estate tax consequences to a holder of a Preferred Security that is a person other than a U.S. Holder (a "Non-U.S. Holder"). This summary does not deal with all aspects of United States federal income and estate taxation that may be relevant to the purchase, ownership or disposition of Preferred Securities by any specific Non-U.S. Holder in light of such holder's particular circumstances, including holding Preferred Securities through a partnership. In addition, persons who hold the Preferred Securities through hybrid entities (i.e., entities that are fiscally transparent for United States tax purposes but not foreign law purposes) may not be entitled to any applicable treaty benefits. Persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to United States federal income tax because of their own status, such as United States residents or foreign persons engaged in a trade or business in the United States, may be subject to United States federal income tax even though the entity is not subject to United States federal income tax on the disposition of its Preferred Security. For purposes of the withholding tax on interest, a non-resident alien or other non-resident fiduciary of an estate or trust will be considered to be a Non-U.S. Holder.

  For purposes of the summary below, interest (including OID), dividends and gain on the sale, exchange or other disposition of Preferred Securities or Common Stock issued upon conversion thereof will be considered to be "United States trade or business income" if such income or gain is (i) effectively connected with the conduct of a United States trade or business or (ii) in the case of a resident of a country with which the United States has an income tax treaty, attributable to a United States permanent establishment (or, in the case of an individual, a fixed base) in the United States.

Interest

  Interest (including OID) paid by United Rentals to a Non-U.S. Holder will not be subject to United States federal income or withholding tax if such interest is not United States trade or business income and is "portfolio interest." Interest will be portfolio interest if the Non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of United Rentals; (ii) is not a controlled foreign corporation with respect to which United Rentals is a "related person" within the meaning of the Code and (iii) certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address. For purpose of determining whether the Non-U.S. Holder owns 10% or more of the combined voting power of all classes of stock of United Rentals, the Preferred Securities are treated as if the holder had exercised its option to convert the Preferred Securities into Common Stock.

  The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not United States trade or business income will be subject to United States withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. United States trade or business income will be taxed at regular graduated United States rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such United States trade or business income may also be subject to the branch profits tax (which generally is imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to United States trade or business income) at a rate of 30%. The branch profits tax may not apply (or may apply at a reduced rate) if the recipient is a qualified resident of certain countries with which the United States has an income tax treaty.

  To claim exemption from withholding or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form 1001 or 4224 (or such successor form as the Service designates), as applicable prior to the payment of interest. These forms must be periodically updated. Under regulations not yet in effect (the "Future Withholding Regulations"), the Forms 1001 and 4224 will be replaced by a Form W-8. Also under the

Future Withholding Regulations, a Non-U.S. Holder who is claiming the benefits of a treaty may be required in certain instances to obtain a United States taxpayer identification number and to provide certain documentary evidence issued by the appropriate foreign governmental authority to prove residence in the foreign country. Certain special procedures are provided in the Future Withholding Regulations for payments through qualified intermediaries. The Future Withholding Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999 will remain valid until the earlier of December 31, 2000 or the expiration date of the certificate under the rules currently in effect.

 Dividends

  In general, dividends paid to a Non-U.S. Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate unless such rate is reduced by an applicable tax treaty. Dividends that are United States trade or business income are generally subject to United States federal income tax on a net basis at regular income tax rates, and are not generally subject to the 30% withholding tax, if the Non-U.S. Holder provides the appropriate form to the payor. Any United States trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax.

  Under existing regulations, dividends paid to an address in a foreign country generally are presumed (absent actual knowledge to the contrary) to be paid to a resident of such country for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Generally, beginning January 1, 2000, however, a Non-U.S. Holder who wishes to claim the benefit of an applicable income tax treaty will have to comply with the requirements of the Future Withholding Regulations discussed above under Interest. A Non-U.S. Holder of Common Stock that is eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for a refund with the Service.

 Conversion

  A Non-U.S. Holder will generally not be subject to United States federal income tax on the conversion of the Preferred Securities into Common Stock. Cash received in lieu of fractional shares may give rise to gain that would be subject to the rules below with respect to gain on disposition. In addition, cash or Common Stock treated as issued for accrued interest would be treated as interest under the rules described above.

 Gain on Disposition

  Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on a sale, redemption or other disposition of a Preferred Security or Common Stock issued upon conversion thereof will generally not be subject to United States federal income tax, unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder; (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Preferred Security or Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met; (iii) the Non-U.S. Holder is subject to the special rules applicable to certain former citizens and residents of the United States; or (iv) United Rentals is or has been a "United States real property holding corporation" (a "USRPHC") for United States federal income tax purposes and assuming, that the Common Stock is "regularly traded on an established securities exchange," such Non-U.S. Holder has held, directly or constructively, more than 5% of the outstanding Common Stock within the five-year period ending on the date of the sale or exchange. (United Rentals believes that it has not been, is not currently, and is not likely to become, a USRPHC. However, no assurance can be given that United Rentals will not be a USRPHC.)

 Federal Estate Taxes

  If interest on the Preferred Security is exempt from withholding of United States federal income tax as portfolio interest described above, the Preferred Security will not be included in the estate of a deceased Non-U.S. Holder for United States federal estate tax purposes. Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (for United States federal estate tax purposes) at the time of his or her death will be included in such individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty otherwise provides.

 Information Reporting and Backup Withholding

  United Rentals must report annually to the Service and to each Non-U.S. Holder any interest or dividend paid to the Non-U.S. Holder that is subject to withholding or that is exempt from United States withholding tax pursuant to a tax treaty or, in the case of interest, under the portfolio interest exception described above. Copies of these returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

  In the case of payments of interest (including OID) or dividends to Non-U.S. Holders, information reporting and backup withholding at a rate of 31% will not apply to such payments with respect to which either the requisite certification has been received or an exemption has otherwise been established (provided that neither United Rentals nor its paying agent has actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied).

  Backup withholding and information reporting will not apply to payment of principal on the Preferred Securities to a Non-U.S. Holder if such holder certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption from backup withholding (provided that neither United Rentals nor its withholding agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

  The payment of the proceeds from the disposition of Preferred Securities or Common Stock to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of Preferred Securities to or through a non-United States office of a non-United States broker will not be subject to information reporting or backup withholding, unless the non-United States broker has certain types of relationships with the United States.

  In the case of the payment of proceeds from the disposition of Preferred Securities or Common Stock to or through a non-United States office of a broker that is either a United States person or a United States related person, the Treasury Regulations require information reporting (but not back-up withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

  As mentioned above the Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above (the Future Withholding Regulations). In general, the Future Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The Future Withholding Regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules.

 Non-U.S. Holders should consult their own tax advisors with respect to the impact, if any, of the Future Withholding Regulations.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, provided that the required information is furnished to the Service.

Possible Tax Changes

  Prospective investors should be aware that legislation has been introduced in the United States Congress in the past that would, if enacted, deny an interest deduction to issuers of instruments such as the Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Debentures and could result in the exchange of the Debentures for Preferred Securities or, in certain limited circumstances, the redemption of the Debentures by United Rentals and the distribution of the resulting cash in redemption of the Preferred Securities. Moreover, the Company is aware of at least one case now pending before the United States Tax Court in which the Service is seeking to disallow the deduction for interest payable on a loan issued to a partnership that, in turn, issued "monthly income preferred securities". An adverse decision by the Tax Court in that case (or some other similar case) could result in the redemption of the Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

                             ERISA CONSIDERATIONS

  Under the Department of Labor "plan assets" regulation, 29 C.F.R. (S) 2510.3-101 ("Plan Assets Regulation"), the assets of the Issuer might become subject to the fiduciary standards and the prohibited transaction provisions under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code by reason of the acquisition and holding of equity interests in the Issuer (such as the Preferred Securities) by employee benefit plans subject to ERISA, plans within the meaning of
Section 4975 of the Code, or persons which are treated as using assets of such employee benefit plans or plans (collectively, "Plans") unless an exception set forth in the Plan Assets Regulation applies. There are no assurances that any of the exceptions set forth in the Plan Assets Regulation would apply to the Issuer. Accordingly, Plans should not acquire or hold Preferred Securities unless the fiduciaries acting on behalf of the Plans determine that the acquisition and holding of Preferred Securities would not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, particularly with respect to the operation of the Issuer and the activities of the UR Trustees.

  In that regard, it is noted that United Rentals, the obligor with respect to the Debentures held by the Issuer and to the Guarantee, is a "party in interest" and "disqualified person" for purposes of the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to certain employee benefit plans covering employees of the Company ("Company Plans"), including certain multiemployer pension plans which are not administered or managed by the Company. Any direct or indirect loan or other extension of credit between a Company Plan and United Rentals might constitute a prohibited transaction unless a statutory or administrative exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code applies. However, the Company does not currently provide services (other than possibly equipment rental or other related business activities) to Plans other than the Company Plans and accordingly might not be treated as a party in interest or disqualified person to any Plans other than Company Plans. If the Company is not a party in interest or disqualified person with respect to a Plan which is not a Company Plan, then a direct or indirect loan between the Company and such Plan would not appear to constitute a prohibited transaction.

  If the assets of the Issuer are considered "plan assets" of Plans holding Preferred Securities for purposes of ERISA and Section 4975 of the Code, service providers with respect to the assets of the Issuer may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the Debentures by such persons could be deemed to constitute or give rise to a prohibited transaction under ERISA or the Code. To better avoid such prohibited transactions, each investing Plan will be deemed, by purchasing the Preferred Securities, to have appointed the UR Trustees and to have directed the Issuer to invest in the Debentures, to enter into the Guarantee and to undertake the ministerial duties set forth in the Trust Agreement.

  A fiduciary with respect to a Plan subject to ERISA (excludes individual retirement accounts) should consider whether the purchase of Preferred Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such delegation of authority generally would be permissible under ERISA. Further, prior to a Debenture Event of Default, with the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

  Any purchaser proposing to acquire Preferred Securities with assets of any Plan should consult with its counsel, particularly with respect to the applicability of such prohibited transaction provisions. Each fiduciary with respect to a Plan who is responsible for the acquisition of Preferred Securities by such Plan shall be deemed to have represented and warranted for the benefit of the Company and the UR Trustees that the acquisition and holding of Preferred Securities by such Plan does not result in or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

                                SELLING HOLDERS

General

  The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities. The term "Selling Holder" includes (i) each person and entity that is identified as a Selling Holder in the tables below (as such tables may be supplemented or amended from time to time by means of a supplement or amendment hereto), and (ii) any transferee, donee, pledgee or other successor or any such person or entity that acquires any of the Offered Securities in a transaction exempt from the registration requirements of the Securities Act and that is identified in a supplement or amendment hereto.

Preferred Securities and Related Securities

  The Offered Securities include (i) an aggregate of 6,000,000 Preferred Securities, (ii) any shares of Common Stock acquired upon conversion of Preferred Securities and (iii) any Debentures acquired in exchange for Preferred Securities. The table below identifies each Selling Holder that may offer and sell the foregoing securities pursuant to this Prospectus and (based on information provided by such Selling Holders) sets forth (a) the number of Preferred Securities beneficially owned by each such Selling Holder and (b) the shares of Common Stock currently issuable upon conversion of such Preferred Securities. This Prospectus covers all securities shown in the table below (and any Debentures acquired in exchange therefor).

                                                     # of Shares of Common Stock
                                     # of Preferred  Issuable Upon Conversion of
        Selling Holder(1)           Securities Owned   Preferred Securities(2)
        -----------------           ---------------- ---------------------------
AAM / Zazove Institutional Income
 Fund, L.P........................      102,500                117,457
AIG / National Union Fire
 Insurance........................        8,000                  9,167
Aim Balanced Fund.................      120,000                137,511
Allstate Insurance Company........       97,500                111,728
American Travellers Life Insurance
 Co. Convertible..................       10,000                 11,459
Argent Classic Convertible
 Arbitrage Fund (Bermuda) L.P.....      100,000                114,593
Argent Classic Convertible
 Arbitrage Fund L.P...............       25,000                 28,648
Argent Convertible Arbitrage Fund
 Ltd..............................       25,000                 28,648
Aristeia International, Ltd.......       28,692                 32,879
Aristeia Trading, L.L.C...........       21,308                 24,417
BNP Arbitrage SNC.................      177,500                203,402
Century National Insurance
 Company..........................       12,000                 13,751
Chrysler Insurance Company-- Total
 Return...........................          500                    572
Conseco Direct Life Insurance Co..       18,000                 20,626
Conseco Health Insurance Co.
 Convertible......................       10,000                 11,459
Deutsche Bank A.G.(3).............      574,250                658,050
Donaldson, Lufkin & Jenrette
 Securities Corp.(4)..............      222,600                255,084
Goldman, Sachs & Co.(4)...........      336,050                385,089
Hamilton Partners Limited.........      200,000                229,186
Highbridge Capital Corporation....      175,000                200,537
LDG Limited.......................        3,000                  3,437
National Union Fire Insurance
 Company of Pittsburgh............       30,000                 34,377
Orrington International Fund Ltd..       12,000                 13,751
Orrington Investments Limited
 Partnership......................       18,000                 20,626
Palladin Securities, LLC..........       12,000                 13,751
Paloma Securities L.L.C...........      107,000                122,614
R2 Investments, L.D.C.............       67,500                 77,350
Shepherd Investments
 International, Ltd...............      161,250                184,781
SoundShore Holdings...............       25,000                 28,648
Southport Management Partners,
 L.P..............................       13,600                 15,584
Southport Partners International,
 Ltd..............................       26,400                 30,252
Starvest -- Combined Portfolio....       10,500                 12,032
State of Oregon / SAIF
 Corporation......................      100,000                114,593
Teachers Insurance and Annuity
 Association of America...........       60,000                 68,755
TQA Arbitrage Fund, L.P...........       20,000                 22,918
TQA Leverage Fund, L.P............       10,000                 11,459
TQA Vantage Fund, Ltd.............        7,000                  8,021
TQA Vantage Plus Fund, Ltd........        5,000                  5,729
United National Insurance Company.       28,000                 32,086
Westfield Life Insurance Company..        9,000                 10,313

                                                     # of Shares of Common Stock
                                     # of Preferred  Issuable Upon Conversion of
        Selling Holder(1)           Securities Owned   Preferred Securities(2)
        -----------------           ---------------- ---------------------------
Additional Selling Holders that
 may be identified in a supplement
 or amendment hereto..............     3,010,850              3,450,223

--------

(1) Each Selling Holder named above is the beneficial owner of the indicated Preferred Securities. In certain cases, the indicated Preferred Securities may be held of record by a nominee or custodian for the account of the Selling Holder.
(2) The conversion rate is subject to adjustment under certain circumstances as described under "Description of the Preferred Securities--Conversions Rights--Conversion Price Adjustments."
(3) The indicated Selling Holder was one of the initial purchasers of the Preferred Securities from the Issuer and was paid customary compensation in connection with the distribution of such securities. In addition, the indicated Selling Holder (or its affiliates) (i) has, from time to time, provided other investment banking services to the Company for which the Selling Holder was paid customary compensation and (ii) has provided certain financing to the Company.
(4) The indicated Selling Holder was one of the initial purchasers of the Preferred Securities from the Issuer and was paid customary compensation in connection with the distribution of such securities. In addition, the indicated Selling Holder (or its affiliates) has, from time to time, provided other investment banking services to the Company for which the Selling Holder was paid customary compensation.

Acquisition Shares

  The Offered Securities include an aggregate of 776,202 outstanding shares of Common Stock that the Company issued in connection with acquisitions. The table below (i) identifies each Selling Holder that may offer and sell such shares pursuant to this Prospectus and (ii) sets forth the number of such shares that each such Selling Holder may offer and sell pursuant to this Prospectus.

                                                                       Number of
     Name of Selling Holder(1)(2)                                       Shares
     ----------------------------                                      ---------
     Aspen Foundation.................................................   12,200
     William Butler...................................................  107,500
     Dawn Cave........................................................    1,698
     Robert W. Jones & Lavina R. Jones, Joint Tenants.................  182,229
     McDonald Family Trust 4/6/98 (Paul C. McDonald &
      Catherine McDonald Trustees)....................................  210,291
     John E. McKenzie.................................................    2,386
     Ronald W. Mobley & Susan H. Mobley, Joint Tenants................  181,800
     Sonya M. Sakash & Christopher A. Jones, as Co-Trustees of
      the Sonya M. Sakash Trust.......................................   39,049
     Sonya M. Sakash & Christopher A. Jones, as Co-Trustees of
      the Christopher A. Jones Trust..................................   39,049

--------

(1) Each of the Selling Holders identified in this table is a former owner of a business that we acquired (or an affiliate or relative of such a former owner) or a trust or charitable organization that acquired shares from such a former owner (or such affiliate or relative).

(2) Each of the Selling Holders identified in this table serves as an employee of, or consultant to, the Company (or is an affiliate, relative or transferee of such an employee or consultant), except for Dawn Cave.

                             PLAN OF DISTRIBUTION

  The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market.

  See "Description of the Preferred Securities--Registration Rights Agreement" for certain information regarding the respective obligations of United Rentals and the Selling Holders (i) to pay certain costs and expenses related to the Registration Statement of which this Prospectus forms a part and the offer and sale of the Offered Securities, and (ii) to provide indemnification against certain liabilities arising under the Securities Act.

                      VALIDITY OF THE OFFERED SECURITIES

  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Issuer by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the Issuer. Certain legal matters relating to the validity of the Debentures, the Guarantees, and the Common Stock issuable upon conversion of the Debentures and the Preferred Securities will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters relating to the validity of the other shares of Common Stock included in the Offered Securities will be passed upon for the Company by Ehrenreich Eilenberg Krause & Zivian LLP, New York, New York.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited the following financial statements, as set forth in their reports, which are incorporated in this prospectus by reference:

  . the consolidated financial statements of United Rentals, Inc. as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 15, 1998;

  . the financial statements of Mission Valley Rentals, Inc. at June 30, 1996 and 1997 and for the years then ended, included in the Company's Current Report on Form 8-K/A dated February 4, 1998;

  . the financial statements of Power Rental Co. Inc. at July 31, 1997 and for the year then ended, included in the Company's Current Report on Form 8-K/A dated July 21, 1998 and in the Company's Current Report on Form 8-K dated December 24, 1998;

  . the combined financial statements of Valley Rentals, Inc. at December 31, 1997 and for the year then ended; the financial statements of J&J Rental Services, Inc. at December 31, 1996 and October 22, 1997 and for each of the two years in the period ended December 31, 1996, the six months ended June 30, 1997 and for the period from July 1, 1997 to October 22, 1997; the financial statements of Bronco Hi-Lift, Inc. at December 31, 1996 and October 24, 1997 and for each of the two years in the period ended December 31, 1996 and for the period from January 1, 1997 to October 24, 1997; the financial statements of Pro Rentals, Inc. at December 31, 1997 and for the year then ended; the combined financial statements of Able Equipment Rental, Inc. at December 31, 1997 and for the year then ended; the combined financial statements of Channel Equipment Holding, Inc. at December 31, 1997 and for the year then ended; the financial statements of ASC Equipment Company, Inc. at December 31, 1997 and for the year then ended; and the combined financial statements of Adco Equipment, Inc. at December 31, 1997 and for the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998.

These financial statements are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

  The consolidated statements of income, of cash flows and of changes in stockholders' equity of United Rentals, Inc. for the year ended December 31, 1995, included in the Company's Current Report on Form 8-K dated December 15, 1998, and the financial statements of U.S. Rentals, Inc. at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in the Company's Current Report on Form 8-K dated October 9, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of A&A Tool Rentals & Sales, Inc. and subsidiary as of October 19, 1997 and October 31, 1996, and for the period from November 1, 1996 to October 19, 1997 and for the years ended October 31, 1996 and 1995, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of MERCER Equipment Company included in the Company's Current Report on Form 8-K dated December 24, 1998 have been audited by Webster Duke & Co., independent auditors, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of Coran Enterprises, Inc. (dba A-1 Rents) and Monterey Bay Equipment Rental, Inc. included in the Company's Current Report on Form 8-K dated December 24, 1998 have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon appearing therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of BNR Group of Companies as of March 31, 1996 and 1997 and for the years ended March 31, 1996 and 1997 included in the Company's Current Report on Form 8-K/A dated February 4, 1998; and the consolidated financial statements of Perco Group Ltd. as of December 31 1997 and for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by KPMG LLP, independent chartered accountants, as set forth in their reports thereon included therein and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

  The audited financial statements of Access Rentals, Inc. and Subsidiary and Affiliate, included in the Company's Current Report on Form 8-K/A dated February 4, 1998, have been incorporated by reference herein in reliance upon the report of Battaglia, Andrews & Moag, P.C., independent certified public accountants, 210 East Main Street, Batavia, New York 14020, for the periods indicated, given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of West Main Rentals & Sales, Incorporated as of December 31, 1997, and the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been incorporated by reference herein in reliance upon the report of Moss Adams LLP, independent certified public accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of Equipment Supply Co., Inc. and Affiliates as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the Company's Current Reports on Form 8-K dated July 21, 1998 and December 24, 1998, have been audited by BDO Seidman, LLP independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of McClinch Inc. and subsidiaries as of January 31, 1998 and August 31, 1998, and for the year ended January 31, 1998 and the financial statements of McClinch Equipment Services, Inc. as of December 31, 1997 and August 31, 1998, and for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by PricewaterhouseCoopers L.L.P., independent accountants, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Lift Systems, Inc. as of December 31, 1997 and the year then ended included in the Company's Current Report on Form 8-K dated December 24, 1998 are incorporated by reference herein in reliance upon the report of Altschuler, Melvoin and Glasser LLP, independent accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Reitzel Rentals Ltd. as of February 28, 1998 and for the year ended February 28, 1998, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by PricewaterhouseCoopers LLP, independent chartered accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. as of December 31, 1997, and the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by Beene Garter LLP, independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Paul E. Carlson, Inc. (d/b/a/ Carlson Equipment Company) as of February 28, 1998, and for the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Industrial Lift, Inc. as of December 31, 1997 and 1996 and the years then ended included in the Company's Current Report on Form 8-K dated December 24, 1998 are incorporated by reference herein in reliance upon the report of Schalleur & Surgent, LLC, independent auditors, appearing therein and upon the authority of such firm as experts in accounting and auditing.

                                                                      Exhibit A

             NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

The Bank of New York, as Trustee
United Rentals, Inc.

c/o The Bank of New York
101 Barclay Street, Floor 21 West
New York, NY 10286
Attention: Corporate Trust Administration

      Re:  6 1/2% Convertible Quarterly Income Preferred Securities of
                           United Rentals Trust I
                        (the "Preferred Securities")



Dear Sirs:

  Please be advised that                             has transferred
Preferred Securities pursuant to an effective Registration Statement on Form S-3 (File No. 333-64463).

  The undersigned hereby certifies that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Preferred Securities is named as a "Selling Holder" in the Prospectus dated January 20, 1999 included in the Registration Statement, or in supplements thereto, and that the aggregate number of the Preferred Securities transferred are included in the Preferred Securities listed in such Prospectus (or supplement thereto) opposite such owner's name.


Very truly yours,

Name: _______________________________

By: _________________________________
Authorized Signature

Title of Signatory: _________________

Dated:

                                    PART II

ITEM 14. Other Expenses of Issuance and Distribution

      SEC Registration Fee.......................................... $   95,837
      Printing and engraving expenses...............................    350,000
      Legal fees and expenses.......................................    200,000
      Accounting fees and expenses..................................    200,000
      Transfer agent and trustee fees...............................     50,000
      Miscellaneous.................................................    104,163
                                                                     ----------
          Total..................................................... $1,000,000
                                                                     ==========

ITEM 15. Indemnification of Directors and Officers

  The Certificate of Incorporation (the "Certificate") of the company provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (the "Delaware Law"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware Law as amended.

  The Registrant, as a Delaware corporation, is empowered by Section 145 of the Delaware Law, subject to the procedures and limitation stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company has entered into indemnification agreements with its directors and officers. In general, these agreements require the Company to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of the Company or guaranteed any obligations of the Company, provided that the right of an indemnitee to receive indemnification is subject to the following limitations:
(i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and
(ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to the Company due to willful misconduct in the performance of his duties to the Company (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

  Pursuant to Section 145 of the Delaware Law, the Registrant has purchased insurance on behalf of its directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such. The Registrant has entered into indemnification agreements with certain members of its management in the form filed as an exhibit to this registration statement.

ITEM 16. Exhibits

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  4(a)   Amended and Restated Certificate of Incorporation of United Rentals
         dated August 5, 1998 (incorporated by reference to Exhibit 3.1 to the
         United Rentals Report on Form 10-Q for the quarterly period ended June
         30, 1998)
  4(b)   Certificate of Amendment to the United Rentals Certificate of
         Incorporation dated September 29, 1998 (incorporated by reference to
         Exhibit 4.2 to the United Rentals Registration Statement on Form S-3,
         No. 333-70151)
  4(c)   By-laws of United Rentals (incorporated by reference to Exhibit 3.2 to the United Rentals Report on Form 10-Q for the quarterly period ended
         June 30, 1998)
  4(d)   Certificate of Trust of United Rentals Trust I (previously filed)
  4(e)   Amended and Restated Trust Agreement dated August 5, 1998 among United
         Rentals, Inc., The Bank of New York, as Property Trustee, The Bank of
         New York (Delaware), as Delaware Trustee, and the Administrative
         Trustees named therein (incorporated by reference to Exhibit 10(ii) of
         United Rentals, Inc. Registration Statement on Form S-4, Registration
         No. 333-63171)
  4(f)   Indenture dated August 5, 1998 by and between United Rentals, Inc. and
         The Bank of New York, as Trustee (incorporated by reference to Exhibit
         10(hh) of United Rentals, Inc. Registration Statement on Form S-4,
         Registration No. 333-63171)
  4(g)   Guarantee Agreement dated August 5, 1998 between United Rentals, Inc.
         and The Bank of New York (incorporated by reference to Exhibit 10(jj)
         of United Rentals, Inc. Registration Statement on Form S-4,
         Registration No. 333-63171)
  4(h)   Form of Certificate representing 6 1/2% Convertible Quarterly Income
         Preferred Securities (previously filed)
  4(i)   Form of Certificate representing 6 1/2% Convertible Subordinated
         Debentures (previously filed)
  4(j)   Form of certificate representing United Rentals, Inc. Common Stock
         (incorporated by reference to Exhibit 4 of United Rentals, Inc.
         Registration Statement on Form S-1, Registration No. 333-39117)
  4(k)   Form of Certificate of Designation for Perpetual Convertible Preferred
         Stock (previously filed)
  5(a)   Opinion of Weil, Gotshal & Manges LLP (previously filed)
  5(b)   Opinion of Morris Nichols Arsht & Tunnell (previously filed)
  5(c)*  Opinion of Ehrenreich Eilenberg Krause & Zivian LLP
  8(a)   Opinion of Weil, Gotshal & Manges LLP re tax matters (previously filed)
 12      Statement re computation of ratio of earnings to combined fixed charges and preferred stock dividends (previously filed)
 23(a)*  Consent of Ehrenreich Eilenberg Krause & Zivian LLP (included in the opinion filed as Exhibit 5(c))
 23(b)   Consent of Weil, Gotshal & Manges LLP (included in opinion filed as
         Exhibit 5(a))
 23(c)   Consent of Morris Nichols Arsht & Tunnell (included in opinion filed as Exhibit 5(b))
 23(d)*  Consent of Ernst & Young LLP
 23(e)*  Consent of PricewaterhouseCoopers LLP
 23(f)*  Consent of KPMG LLP
 23(g)*  Consent of Webster Duke & Co.
 23(h)*  Consent of Grant Thornton LLP
 23(i)*  Consent of KPMG LLP

 Exhibit
 Number                         Description of Exhibit
 -------                        ----------------------
 23(j)*  Consent of Battaglia, Andrews, & Moag, P.C.
 23(k)*  Consent of Moss Adams LLP
 23(l)*  Consent of BDO Siedman LLP
 23(m)*  Consent of PricewaterhouseCoopers LLP
 23(n)*  Consent of Altschuler, Melvoin and Glasser LLP
 23(o)*  Consent of PricewaterhouseCoopers LLP
 23(p)*  Consent of Beene Garter LLP
 23(q)*  Consent of McGladrey & Pullen LLP
 23(r)*  Consent of Schalleur & Surgent LLC
 23(s)*  Consent of KPMG LLP
 24(a)   Power of Attorney (included in Part II of the original Registration
         Statement under the caption "Signatures")
 25(a)   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York as Property Trustee (previously filed)
 25(b)   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York
         as Delaware Trustee (previously filed)
 25(c)   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of the Bank of New York as Guarantee Trustee (previously filed)

--------
*Filed herewith.

ITEM 17. Undertakings

  A. The registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  D. The undersigned registrant hereby undertakes that:

    (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, United Rentals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 21, 1999.

                                          United Rentals, Inc.

                                                  /s/ Michael J. Nolan
                                          By: _________________________________
                                                    Michael J. Nolan
                                                 Chief Financial Officer

             Signatures                        Title                 Date

                  *                    Chairman, Chief
-------------------------------------   Executive Officer        January 21,
          Bradley S. Jacobs             and Director              1999
                                        (Principal
                                        Executive Officer)

                  *                    Director
-------------------------------------                            January 21,
            John N. Milne                                         1999

                  *                    Director
-------------------------------------                            January 21,
          Wayland R. Hicks                                        1999

                  *                    Director
-------------------------------------                            January 21,
           Ronald M. DeFeo                                        1999

                  *                    Director
-------------------------------------                            January 21,
         Richard J. Heckmann                                      1999

                  *                    Director
-------------------------------------                            January 21,
          Gerald Tsai, Jr.                                        1999

                                       Director                  January   ,
-------------------------------------                                1999
         Christian M. Weyer

             Signatures                      Title                 Date

                                      Director
     /s/ William F. Berry                                      January 21,
------------------------------------                            1999
          William F. Berry

                                      Director
     /s/ John S. McKinney                                      January 21,
------------------------------------                            1999
          John S. McKinney

                                      Director                 January   ,
------------------------------------                               1999
         Richard D. Colburn

        /s/ Michael J. Nolan          Chief Financial
------------------------------------   Officer (Principal      January 21,
          Michael J. Nolan             Financial Officer)       1999

       /s/ Sandra E. Welwood
------------------------------------
         Sandra E. Welwood            Vice President,
                                       Corporate               January 21,
                                       Controller               1999
                                       (Principal
                                       Accounting
                                       Officer)


         /s/ Michael J. Nolan
*By_________________________________                           January 21,
          Michael J. Nolan                                      1999
          Attorney-in-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, United Rentals Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 21, 1999.

                                          UNITED RENTALS TRUST I

                                                     /s/ John N. Milne
                                          By:__________________________________
                                                       John N. Milne
                                                  Administrative Trustee

                                                   /s/ Michael J. Nolan
                                          By:__________________________________
                                                     Michael J. Nolan
                                                  Administrative Trustee

                                                    /s/ Robert P. Miner
                                          By:__________________________________
                                                      Robert P. Miner
                                                  Administrative Trustee